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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Cimarex Energy Co.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1700 Lincoln Street, Suite 3700
Denver, CO 80203

2020 ANNUAL MEETING

▪
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	9:00 a.m. Central Daylight Time on Wednesday, May 6, 2020

PLACE	Hyatt Regency Tulsa 100 East 2nd Street Tulsa, Oklahoma 74103
We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. In the event it is not possible or advisable to hold our annual meeting at a physical location, we will host a virtual-only annual meeting. We anticipate making a final decision on our meeting location on or before April 14, 2020, and will announce our decision by press release and posting on our website at www.cimarex.com, as well as through an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting. As always, we encourage you to vote your shares prior to the annual meeting.

ITEMS OF BUSINESS	Item 1. Election of Directors
Item 2. Advisory Vote to Approve Executive Compensation
Item 3. Ratification of Independent Auditors
Transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting

RECORD DATE	March 10, 2020

MAILING DATE TO SHAREHOLDERS	March 23, 2020

MATERIALS TO REVIEW	This booklet contains our Notice of 2020 Annual Meeting and Proxy Statement. Our 2019 Annual Report is available on our website at www.cimarex.com.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by following the internet or telephone instructions on page 83 of this proxy statement or you may attend and vote in person at the Annual Meeting. If you received a paper copy of the proxy card, you also may vote by completing and mailing the proxy card in the postage-paid envelope provided for your convenience. You may revoke your proxy at any time before the vote is taken by following the instructions on page 85 of this proxy statement.

March 23, 2020	Francis B. Barron, Corporate Secretary

Proxy Statement Summary

This section highlights certain important information presented in this Proxy Statement and is intended to assist you in evaluating the matters to be voted on at the meeting. We encourage you to read the Proxy Statement in its entirety before you cast your vote. For more information regarding Cimarex's 2019 performance, please review Cimarex's Annual Report on Form 10-K for the year ended December 31, 2019.

Voting Matters and Board Recommendations

		Voting Recommendation	Page Reference

Item 1:	Election of Directors	FOR each Director Nominee	8
Item 2:	Advisory Vote to Approve Executive Compensation	FOR	78
Item 3:	Ratification of Independent Auditors	FOR	79

Advance Voting Methods

Even if you plan to attend the 2020 Annual Meeting of Shareholders in person, please vote right away using one of the following advance voting methods (see page 83 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance in one of three ways:

Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

Voting at our 2020 Annual Meeting of Shareholders

All shareholders of record may vote in person at the 2020 Annual Meeting of Shareholders, which will be held on Wednesday, May 6, 2020 at 9:00 a.m., Central Daylight Time, at the Hyatt Regency Tulsa, 100 East 2nd Street, Tulsa, Oklahoma 74103. Beneficial owners may vote in person at the Meeting if they have a legal proxy, as described in the response to question 14 on page 86 of "Questions and Answers about the Meeting and Voting."

Cimarex Energy Co.	1

Governance Highlights (page 21)

Cimarex is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens the Board of Directors, fosters management accountability, and helps build public trust in Cimarex. Highlights include:

☑	8 of 10 independent Directors	☑	Disclosure Committee for financial reporting

☑	Majority voting for Directors resignation policy	☑	Board and Audit Committee risk oversight

☑	Classified Board	☑	Compensation risk assessment

☑	Combined Chairman and CEO	☑	Review of related party transactions

☑	Independent Lead Director	☑	Non-hedging and non-pledging policies

☑	Diverse Board skills and experience	☑	Clawback policy

☑	Annual Board and committee self-evaluations	☑	Management and Director stock ownership guidelines

☑	Periodic consultant review of Board skills	☑	No tax gross-ups

☑	Annual equity grants to Directors	☑	Proxy access

☑	Annual Board education	☑	Active shareholder engagement

2	2020 Notice of Annual Meeting and Proxy Statement

Director Nominees and Current Committee Memberships

				Committee Memberships (Independent Directors Only)

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE	TERM EXPIRES	Audit	Compensation	Nominating and Corporate Governance

Paul N. Eckley(Independent Director) Senior Vice President—Investments, State Farm	65	2019	2020		•	•

Kathleen A. Hogenson(Independent Director) President and Chief Executive Officer, Zone Oil & Gas LLC	59	2019	2020	•		•

Thomas E. Jorden Chairman, Chief Executive Officer and President, Cimarex Energy Co.	62	2011	2020

Floyd R. Price(Independent Director) Chair of Compensation Committee of Cimarex; Retired, former executive officer, Apache Corporation	71	2012	2020		Chair	•

Frances M. Vallejo(Independent Director) Retired, former Vice President, ConocoPhillips	54	2017	2020	•		•

Continuing Directors

Joseph R. Albi Executive Vice President—Operations, Chief Operating Officer, Cimarex Energy Co.	61	2011	2021*

Hans Helmerich (Independent Director) Chairman and former Chief Executive Officer, Helmerich & Payne, Inc.	61	2002	2022		•	•

Harold R. Logan, Jr. (Independent Director) Independent Lead Director and Chair of Nominating and Corporate Governance Committee of Cimarex; Chairman, Suburban Propane Partners, L.P.	75	2009	2022	•		Chair

Monroe W. Robertson (Independent Director) Chair of Audit Committee of Cimarex; Retired, former President and Chief Operating Officer, Key Production Co.	70	2005	2022	Chair		•

Lisa A. Stewart (Independent Director) Chairman, President, Chief Executive Officer and Chief Investment Officer, Sheridan Production Partners	62	2015	2021		•	•

*
In January 2020, Mr. Albi informed Cimarex that he intends to retire as an officer, Director and employee of Cimarex effective July 1, 2020.

Cimarex Energy Co.	3

2019 Executive Compensation (page 31)

Below is the 2019 compensation for each Named Executive Officer ("NEO") as determined under the Securities and Exchange Commission ("SEC") rules. See the notes accompanying the 2019 Summary Compensation Table on page 61 for more information.

			Stock Awards ($)

Name and Principal Position	Salary	Bonus	Performance- based	Time Vested	Non-Equity Incentive Plan Comp.	All Other Comp.	Total

Thomas E. Jorden Chairman, Chief Executive Officer (CEO) and President (Principal Executive Officer)	$1,009,324	$—	$3,362,500	$3,362,500	$1,153,000	$115,231	$9,002,555

G. Mark Burford Senior Vice President and Chief Financial Officer (CFO) (Principal Financial Officer)	$505,846	$—	$1,250,000	$1,250,000	$440,000	$80,073	$3,525,919

Joseph R. Albi Executive Vice President— Operations, Chief Operating Officer (COO)	$640,569	$—	$1,450,000	$1,450,000	$600,000	$93,892	$4,234,461

John A. Lambuth Executive Vice President— Exploration	$535,262	$—	$1,450,000	$1,450,000	$480,000	$66,453	$3,981,715

Christopher H. Clason Senior Vice President and Chief Human Resources Officer (CHRO)	$295,212	$100,000	$1,875,000	$1,781,000	$360,000	$699,844	$5,111,056

Response to Say-on-Pay Vote and Shareholder Engagement

In response to the advisory vote to approve executive compensation, or "say-on-pay," at our May 2019 annual meeting of shareholders and our shareholder engagement, we made the following changes to our 2019 and 2020 compensation programs:

▪
Reduced potential vesting of 2019 performance equity awards by 50% if the Company's share price declines over the performance period; and
▪
Added objective, formula-based metrics to short-term incentives for 2019 and 2020.

4	2020 Notice of Annual Meeting and Proxy Statement

A Significant Portion of our CEO's 2019 Compensation is At Risk

The accompanying graph illustrates our CEO's 2019 at risk compensation. With 89% of total compensation at risk, the majority of our CEO's compensation is an incentive for future performance and realized only if Cimarex meets certain performance measures and delivers value to shareholders.

How CEO Pay is Tied to Cimarex's Performance (page 53)

Our compensation programs are designed to align performance incentives with the long-term interests of our shareholders. The programs also provide competitive total direct compensation opportunities that retain, and attract when needed, executive talent and link compensation earned to achievement of short- and long-term financial and operational objectives. Our Compensation Committee considers performance in two primary ways:

▪
Cimarex's operating performance; and
▪
Return to shareholders over time, on both an absolute basis and a relative basis compared to other companies in our Stock Performance Peer Group and in our Compensation Peer Group (see page 38).

2019 Financial and Operational Highlights

▪
Exploration and development expenditures decreased 21% to $1.242 billion in 2019 compared to $1.570 billion in 2018, while year-over-year average daily production increased 25% to 278.5 thousand barrels of oil equivalent ("MBOE") per day in 2019 compared to 221.9 MBOE per day in 2018. The increase in the daily production volumes resulted from our acquisition of Resolute Energy Corporation ("Resolute") as well as drilling and completion activity in 2019.
▪
Year-over-year production revenues increased 1% to $2.322 billion and were positively affected by increased production and negatively affected by declining commodity prices.
▪
We incurred a net loss of $124.6 million in 2019 compared to net income of $791.9 million in 2018.
▪
We recognized a $618.7 million non-cash ceiling test impairment of our oil and gas properties primarily due to decreases in the 12-month average trailing commodity prices used in calculating the ceiling test.
▪
Cash flow provided by operating activities of $1.344 billion was 13% lower than cash flow provided by operating activities in 2018.

Cimarex Energy Co.	5

▪
Our Operations group excelled at optimizing our production and maximizing well profitability. As a result, our production expense declined 9% from $3.66 per barrels of oil equivalent ("BOE") in 2018 to $3.34 per BOE in 2019.
▪
We completed our acquisition of Resolute and its 21,100 net leasehold acres adjacent to our acreage in the Permian Basin in Reeves County, Texas, for $325.7 million in cash, common and preferred stock valued at $494.6 million, and the assumption of $870.0 million of debt.
▪
We issued $500.0 million of senior notes and paid off Resolute's $870.0 million of long-term debt.
▪
We had cash on hand of $94.7 million at year-end 2019.
▪
At year-end 2019, our estimated proved reserves were 5% higher than at year-end 2018 after additions, positive and negative revisions, and production.
▪
Our stock price decreased 15% from $61.65 at year-end 2018 to $52.49 at year-end 2019. The decrease in our stock price led to the following, which demonstrate the alignment of interests of our NEOs and shareholders:
▪
a lower value for NEOs' long-term equity awards that vested in 2019 compared to the grant date fair value ("GDFV") of those awards in 2016, with the vested shares having a value equal to 22% of the GDFV, and
▪
lower GDFV for long-term equity awards made in 2019, with the GDFV of the four NEOs who also were NEOs in 2018 declining 4%.

6	2020 Notice of Annual Meeting and Proxy Statement

Return to Shareholders

The following chart shows how a December 31, 2014 investment of $100 in Cimarex common stock would have a value of $51.21 on December 31, 2019, which includes dividends reinvested quarterly, for those who wish to consider Total Shareholder Return when evaluating executive compensation. The chart also compares the Total Shareholder Return on Cimarex common stock to the same investment in the S&P 500 Index, the Dow Jones U.S. Exploration & Production Index, and the S&P Oil & Gas Exploration & Production Index over the same time period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019

Cimarex Energy Co.	$100.00	$84.79	$129.42	$116.52	$59.25	$51.21
S&P 500	$100.00	$101.38	$113.51	$138.29	$132.23	$173.86

Dow Jones U.S. Exploration & Production	$100.00	$76.27	$94.94	$96.18	$79.09	$88.10
S&P Oil & Gas Exploration & Production	$100.00	$65.85	$87.48	$81.96	$65.98	$73.91

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

Cimarex Energy Co.	7

ITEM 1: ELECTION OF DIRECTORS

ITEM 1: ELECTION OF DIRECTORS

Election Process

Our current Board consists of ten Directors, which is the maximum number of Directors permitted by our Certificate of Incorporation. The Board is divided into three classes: Class I, Class II and Class III Directors. At each Annual Meeting, a Class of Directors is elected for a term expiring at the Annual Meeting in the third year following the year of election. Each Director holds office until his or her successor is elected and qualifies.

The terms of one Class I Director, Kathleen A. Hogenson, and the four Class III Directors, Paul N. Eckley, Thomas E. Jorden, Floyd R. Price, and Frances M. Vallejo, will expire at the 2020 Annual Meeting. The Nominating and Corporate Governance Committee, at its February 2020 meeting, nominated Ms. Hogenson for election as a Class I Director, to serve until the 2021 Annual Meeting, and Messrs. Eckley, Jorden, and Price and Ms. Vallejo for election as Class III Directors, to serve until the Annual Meeting of Shareholders to be held in 2023.

If prior to the Annual Meeting a nominee becomes unavailable to serve as a Director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee(s) designated by our Board or its Nominating and Corporate Governance Committee. As of the mailing of these proxy materials, the Board has no reason to believe any Director nominee would not be available to serve.

A nominee is elected if the votes cast for his or her election exceed the votes cast against his or her election. Pursuant to our majority voting policy, each nominated Director has tendered an irrevocable resignation that is effective upon his or her failure to receive the required vote and the Board's acceptance of such resignation. If a nominee fails to receive more favorable votes than votes cast against him or her, the Nominating and Corporate Governance Committee will act on an expedited basis following the Annual Meeting to determine whether to recommend that the Board accept the Director's resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept the Director's resignation. The Director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation. The Board will publicly disclose its decision regarding acceptance of his or her resignation within 90 days after the results of the election are certified. If the Board does not accept the resignation, the Director will continue to serve as a Director until his or her successor is elected and qualified. If the Board accepts the resignation, then the Board will either fill the vacancy in accordance with the Bylaws or decrease the size of the Board in compliance with the Certificate of Incorporation.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating potential Director nominees and for recommending to the Board a slate of nominees for election at each Annual Meeting. Potential nominees may be suggested by Directors, members of management, shareholders or a third-party firm.

8	2020 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

While the Nominating and Corporate Governance Committee will consider Director nominees suggested by shareholders, it did not receive any shareholder nominations for the 2020 Annual Meeting prior to the deadline for such nominations.

2020 Nominees for Class I Director and Class III Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Kathleen A. Hogenson for election as a Class I Director, to serve until the 2021 Annual Meeting, and Paul N. Eckley, Thomas E. Jorden, Floyd R. Price, and Frances M. Vallejo for election as Class III Directors to serve until the Annual Meeting of Shareholders to be held in 2023. The Board has determined that each of Messrs. Eckley and Price and Ms. Hogenson and Ms. Vallejo are independent under the New York Stock Exchange ("NYSE") corporate governance rules. Each of the Director nominees currently serves on the Board. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The Board believes the combination of the various qualifications, skills and experiences of the 2020 Director nominees will contribute to an effective and well-functioning Board. The Board also believes that, individually and as a whole, the Director nominees possess the necessary qualifications to provide effective oversight of the business, quality advice and counsel to Cimarex.

Included in each Director nominee's biography is an assessment of the specific qualifications, attributes, skills and experience of such nominee based on the qualifications described above.

The Board of Directors recommends a vote FOR the election of each of the Director nominees.

Cimarex Energy Co.	9

ITEM 1: ELECTION OF DIRECTORS

About the Director Nominees

PAUL N. ECKLEY Director Since 2019 | Age 65 | Independent Committees of the Board: ▪ Compensation ▪ Nominating and Corporate Governance	Core Competencies: ▪ Corporate Governance ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Risk Management

Mr. Eckley is Senior Vice President – Investments at State Farm® Corporate Headquarters in Bloomington, Illinois. Mr. Eckley joined State Farm in 1977 as an investment analyst. He was promoted to Investment Officer in 1990 and then Vice President – Common Stocks in 1995. He assumed his current position in 1998.

Mr. Eckley was a Director of the Emerging Markets Growth Fund owned by the Capital Group from 2005 until November 2016, including serving as Chairman of the Board of that Fund from January 2014 through November 2016.

Key Attributes, Experience and Skills

Mr. Eckley's 42 years of experience in investments in public and private companies, including companies in the oil and gas industry, and extensive leadership roles are key attributes that make him well qualified to serve as a Director of the Company.

10	2020 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

KATHLEEN A. HOGENSON

Director Since 2019 | Age 59 | Independent

Committees of the Board:

▪

Audit

▪

Nominating and Corporate Governance

Current Public Company Directorships:

▪

First Quantum Minerals Ltd.

▪

Verisk Analytics Inc.

Former Public Company Directorships:

(within the last five years):

▪

Petrofac Ltd.

Core Competencies:

▪

Exploration and Development

▪

Environmental, Health and Safety

▪

Financial Reporting Experience

▪

Executive Compensation

▪

Finance/Investment Banking

▪

Public Company Executive Experience

▪

Corporate Governance

Ms. Hogenson has served since February 2009 as President and Chief Executive Officer at Zone Oil & Gas LLC, an independent oil and gas advisory firm focused on acquisition, exploration, development, production optimization and the operation of oil and gas properties. She co-founded Zone in 2007.

Since 2017, Ms. Hogenson has served as a Director for First Quantum Minerals Ltd., a public Canadian-based mining and metals company traded on the Toronto Stock Exchange. Since 2016, she also has served as a Director for Verisk Analytics Inc. a publicly traded company on the Nasdaq. From 2013 to 2016, Ms. Hogenson served as a Director of Petrofac Ltd., an international oilfield services company listed on the London Stock Exchange. From 2001 to 2007, Ms. Hogenson served as President and Chief Executive Officer of Santos USA Corp. From 1998 to 2001, Ms. Hogenson held various positions at Unocal Corp., including Vice President of Technology, Global Chief Engineer Reservoir, and Manager, Global Reservoir Technology.

Key Attributes, Experience and Skills

Ms. Hogenson's over 35 years of experience in the oil and gas industry and extensive leadership roles are key attributes that make her well qualified to serve as a Director of the Company.

Cimarex Energy Co.	11

ITEM 1: ELECTION OF DIRECTORS

THOMAS E. JORDEN Director since 2011 | Age 62 Chairman, Chief Executive Officer and President, Cimarex Energy Co.

Core Competencies:

▪

Exploration and Development

▪

Environmental, Health and Safety

▪

Government and Regulatory

▪

Industry Background

▪

Investor Relations

▪

Public Company Executive Experience

▪

Risk Management

Mr. Jorden is the Chairman of the Board, Chief Executive Officer and President of Cimarex. He has served Cimarex in various capacities since September 2002. He was elected Chief Executive Officer in September 2011 after serving as Executive Vice President-Exploration from 2003 to 2011 and as Vice President-Exploration from 2002 to 2003. Mr. Jorden also serves on the Board of Trustees of the Colorado School of Mines and other private boards.

Key Attributes, Experience and Skills

Mr. Jorden brings to the Board over 35 years of experience in the oil and gas exploration and production industry and, as our Chief Executive Officer, a deep understanding of our business, operations and long-term strategic issues and goals. Mr. Jorden holds undergraduate and graduate degrees in geophysics. His service on the Board creates an important link between management and the Board.

12	2020 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

FLOYD R. PRICE

Director Since 2012 | Age 71 | Independent

Committees of the Board:

▪

Compensation (Chair)

▪

Nominating and Corporate Governance

Current Public Company Directorships:

▪

Tamarack Valley Energy Ltd.

Core Competencies: ▪ Exploration and Development ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Corporate Governance

Mr. Price held various positions with Apache Corporation from 1991 through 2009, including Executive Vice President and Corporate Exploration Officer; President, Apache Canada; President, Apache International; and Exploration Manager. Apache Corporation, with headquarters in Houston, Texas, is an oil and gas exploration and production company with domestic and international operations. Since 2010, Mr. Price has served as Chairman of the Board and as a member of the audit, reserves and compensation/governance committees of Tamarack Valley Energy Ltd. ("Tamarack"), Calgary, Alberta, Canada, a publicly held company traded on the Toronto Stock Exchange. Tamarack is involved in the identification, evaluation and operation of resource plays in the Western Canadian sedimentary basin. From June 2010 to January 2013, Mr. Price served as a Director and Chairman of the Board of Gastar Exploration, Inc. ("Gastar"), a publicly held company located in Houston, Texas. Mr. Price also served on the compensation and governance, audit and reserves committees of the Board at Gastar. Gastar is engaged in the exploration, development and production of natural gas, natural gas liquids, oil and condensate in the United States and is traded on the NYSE.

Key Attributes, Experience and Skills

Mr. Price has over 40 years of domestic and international experience in the exploration and production business. Mr. Price has held leadership positions with a large public oil and gas company. His experience during the past eight years serving as a Director of public and private companies also provides him with invaluable board skills and experience. Mr. Price brings extensive oil and gas exploration, operations, management and financial experience to Cimarex's Board and the Compensation Committee.

Cimarex Energy Co.	13

ITEM 1: ELECTION OF DIRECTORS

FRANCES M. VALLEJO Director Since 2017 | Age 54 | Independent Committees of the Board: ▪ Audit ▪ Nominating and Corporate Governance

Core Competencies:

▪

Exploration and Development

▪

Financial Reporting Experience

▪

Corporate Finance

▪

Mergers and Acquisitions

▪

Risk Management

▪

Corporate Governance

▪

Corporate Planning and Budgets

▪

Public Company Executive

▪

NACD Governance Fellow

Ms. Vallejo is a former executive officer of ConocoPhillips, an independent exploration and production company. Beginning in 1987, she held various positions with both ConocoPhillips and Phillips Petroleum Company, which merged with Conoco Inc. to form ConocoPhillips in August 2002. She served as Vice President Corporate Planning and Development from April 2015 until December 2016 and as Vice President and Treasurer from October 2008 until March 2015. Prior to October 2008, she served as General Manager – Corporate Planning and Budgets, Vice President Upstream Planning & Portfolio Management, Assistant Treasurer, Manager Strategic Transactions, and in other geophysical, commercial, and finance roles. From 2010 until 2016, Ms. Vallejo served as a member of the Board of Trustees of Colorado School of Mines and she currently serves or has served on boards of other charitable associations.

Key Attributes, Experience and Skills

Ms. Vallejo's over 30 years of experience in the oil and gas industry and extensive leadership roles in corporate planning, budgeting, and treasury are key attributes that make her well qualified to serve as a Cimarex Director and a member of the Audit Committee.

14	2020 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Continuing Directors – Class I – Term Expires 2021

JOSEPH R. ALBI Director since 2011 | Age 61 Executive Vice President – Operations, Chief Operating Officer, Cimarex Energy Co.	Core Competencies: ▪ Exploration and Development ▪ Environmental, Health and Safety ▪ Government and Regulatory ▪ Industry Background ▪ Public Company Executive Experience ▪ Risk Management

Mr. Albi was named Chief Operating Officer in September 2011. He has served Cimarex in various capacities since September 2002, including Executive Vice President – Operations from 2005 to 2011, Senior Vice President – Corporate Engineering from 2003 to 2005 and Vice President – Engineering from 2002 to 2003. In January 2020, Mr. Albi informed Cimarex that he intends to retire as an officer, Director and employee of Cimarex effective July 1, 2020.

Key Attributes, Experience and Skills

Mr. Albi has over 40 years of experience in the oil and gas industry. His extensive understanding of the management of oil and gas production and drilling operations, business development, environmental and safety management and oil and gas marketing provide the Board with considerable insight about Cimarex's operations.

Cimarex Energy Co.	15

ITEM 1: ELECTION OF DIRECTORS

LISA A. STEWART

Director Since 2015 | Age 62 | Independent

Committees of the Board:

▪

Compensation

▪

Nominating and Corporate Governance

Current Public Company Directorships:

▪

Jadestone Energy

Former Public Company Directorships:

(within the last five years):

▪

Talisman Energy, Inc.

Core Competencies:

▪

Exploration and Development

▪

Environmental, Health and Safety

▪

Financial Reporting Experience

▪

Executive Compensation

▪

Finance/Investment Banking

▪

Public Company Executive Experience

▪

Investor Relations

Ms. Stewart is Chairman, President, Chief Executive Officer, and Chief Investment Officer of Sheridan Production Partners, a privately-owned oil and gas operating company she founded in 2007. Since December 2, 2019, Ms. Stewart has served as a Director of Jadestone Energy, an upstream oil and gas company in the Asia Pacific region, which focuses on production and near-term development assets. Jadestone Energy is headquartered in Singapore and is publicly traded on the Toronto Stock Exchange and Alternative Investment Market, a sub-market of the London Stock Exchange. From 2009 until its acquisition in May 2015, Ms. Stewart served as a Director on the Board of Talisman Energy, Inc., a Canadian oil and gas exploration and production company traded publicly on the NYSE and the Toronto Stock Exchange. From 2004 to 2006, Ms. Stewart served as Executive Vice President of El Paso Corporation and President of El Paso E&P. From 1984 to 2004, Ms. Stewart served Apache Corporation in various capacities, including most recently as Executive Vice President, with responsibilities in Apache Corporation's reservoir engineering, business development, land, environmental, health and safety, and corporate purchasing departments.

In September 2019, Sheridan Holding Company II LLC and eight related debtors filed a Chapter 11 bankruptcy case in the Southern District of Texas. These entities are related to Sheridan Production Partners and Ms. Stewart is Executive Chairman, President, Chief Executive Officer and Chief Investment Officer of the debtor entities.

Key Attributes, Experience and Skills

Ms. Stewart's over 35 years of experience in the oil and gas industry, including in reservoir engineering, business development, land and EH&S, and extensive leadership roles are key attributes that make her well qualified to serve as a Cimarex Director.

16	2020 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Continuing Directors – Class II – Term Expires 2022

HANS HELMERICH

Director Since 2002 | Age 61 | Independent

Committees of the Board:

▪

Compensation

▪

Nominating and Corporate Governance

Current Public Company Directorships:

▪

Chairman of Helmerich & Payne, Inc.

Former Public Company Directorships

(within the last five years):

▪

Atwood Oceanics, Inc.

Core Competencies: ▪ Oilfield Services ▪ Exploration and Development ▪ Corporate Governance ▪ Public Company Executive Experience ▪ Executive Compensation

Mr. Helmerich has served as Chairman of Helmerich & Payne, Inc. ("H&P") since March 2012 and as a Director since 1987. H&P is a publicly held company primarily engaged in contract drilling services for oil and gas exploration and production companies. H&P uses drilling rigs it designs and builds and is one of the major land and offshore platform drilling companies in the world. After joining H&P in 1981, Mr. Helmerich served as CEO from 1989 to March 2014 and as President from 1989 to March 2012. H&P's exploration and production business was merged into Cimarex in 2002.

Mr. Helmerich serves as a Trustee of The Northwestern Mutual Life Insurance Company of Milwaukee, Wisconsin. He was a Director of Atwood Oceanics, Inc., an international offshore drilling company traded on the NYSE, located in Houston, Texas, from 1989 to 2017 prior to its merger with Ensco plc.

Key Attributes, Experience and Skills

Mr. Helmerich's background with the drilling sector of the oil and gas business provides the Board with insight into an aspect of Cimarex's business that represents a significant expenditure in Cimarex's capital budget. His over 25 years of executive experience provide a strong background for his service on Cimarex's Board and on the Compensation Committee. In addition, his service as a Director and Chairman of H&P, as a Trustee of The Northwestern Mutual Life Insurance Company and his former service as a Director of Atwood Oceanics, Inc. provides him with additional experience and knowledge to serve as a Director.

Cimarex Energy Co.	17

ITEM 1: ELECTION OF DIRECTORS

HAROLD R. LOGAN, JR. (Lead Director)

Director Since 2009 | Age 75 | Independent

Committees of the Board:

▪

Audit

▪

Nominating and Corporate Governance (Chair)

Current Public Company Directorships:

▪

Chairman of the Board of Supervisors of Suburban Propane Partners,  L.P.

Former Public Company Directorships

(within the last five years):

▪

Graphic Packaging Holding Co.

▪

Chairman of InfraREIT, Inc.

Core Competencies: ▪ Corporate Governance ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Midstream

Mr. Logan currently serves as Chairman of the Board of Supervisors of Suburban Propane Partners, L.P. and has served as a Director of that company since 1996. Mr. Logan also is a Director of one private company – Hart Energy Publishing (publisher of Oil and Gas Investor and other energy publications). From 2003 to 2017, Mr. Logan served as a Director of Graphic Packaging Holding Co., a publicly held company located in Atlanta, Georgia, and predecessor companies. From 2008 until it sold its last investment and closed in 2018, he served as Director of Basic Materials and Services LLC, a privately held company that invested in companies providing specialized services for the pipeline construction and sand/silica industries. From February 2018 until its sale in June 2019, Mr. Logan served as Chairman of InfraREIT, Inc., a publicly held real estate investment trust that owned utility assets (electric transmission lines) in Texas. From 2015 to February 2018 he had served as Lead Director for InfraREIT, Inc.

Mr. Logan was a co-founder of TransMontaigne in Denver, Colorado in 1995 and was its Chief Financial Officer, Executive Vice President, and Treasurer, through 2002. He served as a Director of TransMontaigne from 1995 to 2006 and Chairman of its Finance Committee from 2002 to 2006. From 1987 to 1994, he was Senior Vice President/Finance, Chief Financial Officer, and a Director of Associated Natural Gas Corporation. Prior to that, Mr. Logan was an investment banker with Dillon Read & Co. Inc. and Rothschild, Inc.

Since 1998, Mr. Logan has been a Director of ten public companies and has served on numerous audit, compensation, and governance committees.

Key Attributes, Experience and Skills

Mr. Logan's education and his over 40 years of investment banking/venture capital and financial management experience provide him with a comprehensive understanding of business and finance. Mr. Logan's expertise and experience have been relevant to his responsibilities of providing oversight and advice to the management of public companies, and are of particular benefit to his roles as Cimarex's Lead Director and as a member of Cimarex's Audit Committee.

18	2020 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

MONROE W. ROBERTSON

Director Since 2005 | Age 70 | Independent

Committees of the Board:

▪

Audit (Chair)

▪

Nominating and Corporate Governance

Former Public Company Directorships:

(within the last five years):

▪

Earthstone Energy, Inc. (formerly named Basic Earth Science System)

Core Competencies: ▪ Corporate Governance ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Exploration and Development

Mr. Robertson retired from Key Production Company, Inc. ("Key") (one of two companies whose merger created Cimarex in 2002) after co-founding and serving for 10 years with Key. While with Key, he held the positions of President, Chief Operating Officer, Senior Vice President and Principal Financial Officer. Mr. Robertson has served in executive capacities with three other public energy companies: Apache Corporation, Gulf Oil Corporation and Terra Resources, Inc.

Mr. Robertson was a Director of Earthstone Energy, Inc. (formerly named Basic Earth Science System) from 2007 to 2014. During his service as a Director of Earthstone Energy, Inc., he was Chair of the Audit Committee and a member of the Compensation and Nominating Committee.

Key Attributes, Experience and Skills

Mr. Robertson has comprehensive knowledge of the financial and operational sides of the exploration and production business and experience as the Principal Financial Officer of Key, which is of considerable value in his service as Chairman of the Audit Committee.

Cimarex Energy Co.	19

ITEM 1: ELECTION OF DIRECTORS

Summary of Director Core Competencies and Composition Highlights

The following chart summarizes the competencies that the Board considers valuable to effective oversight of the Company and illustrates how the current Board members individually and collectively represent these key competencies. The lack of an indicator for a particular item does not mean that the Director does not possess that qualification, skill or experience. While each Director is knowledgeable in these areas, the indicator represents a core competency that the Director brings to our Board.

20	2020 Notice of Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We believe good corporate governance promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust. Cimarex's website (www.cimarex.com) includes materials that are helpful in understanding our corporate governance practices:

▪	Corporate Governance Guidelines	▪	Corporate Bylaws
▪	Code of Business Conduct and Ethics	▪	Stock Ownership Guidelines
▪	Complaint and Reporting Procedures	▪	Background and Experience of our Board of Directors
▪	Committee Charters	▪	Background and Experience of Executive Management
▪	Proxy access

Corporate Governance Highlights

8 of 10 independent Directors	Disclosure Committee for financial reporting
Majority voting for Directors resignation policy	Board and Audit Committee risk oversight
Classified Board	Compensation risk assessment
Combined Chairman and CEO	Review of related party transactions
Independent Lead Director	Non-hedging and non-pledging policies
Diverse Board skills and experience	Clawback policy
Annual Board and committee self-evaluations	Management and Director stock ownership guidelines
Periodic consultant review of Board skills	No tax gross-ups
Annual equity grants to Directors	Proxy access
Annual Board education	Active shareholder engagement

Shareholder Engagement

Cimarex's relationships with its shareholders are an important part of our corporate governance profile, and we recognize the value of taking their views into account. Engagement with shareholders helps us understand the larger context and the impact of our operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape corporate and governance policies.

In April and May 2019, we reached out to 29 of our top shareholders who collectively held approximately 66% of our shares to hold calls to discuss our compensation programs and disclosure and ESG issues. Six shareholders, who collectively held 23% of our shares, accepted our invitations. In these calls, our Senior Vice President—General Counsel and Secretary and our Vice President—Investor Relations asked the shareholders their views on pay for performance alignment, the structure of our compensation programs and other concerns. The results of these calls were shared with our Compensation Committee and the full Board of Directors. While these shareholders generally believed we had alignment with our pay for performance, they had suggestions concerning our short-term and long-term compensation programs and ESG matters. The Company took action on a number of items in response to these engagement efforts and

Cimarex Energy Co.	21

CORPORATE GOVERNANCE

other feedback received, including the results of the shareholder advisory vote on executive compensation (61% in 2019 compared to 93% in 2018), as follows:

What We Heard in 2019	What We Did in 2019 and 2020
Some of our shareholders raised concerns with the discretionary nature of our annual cash incentive program.	We added objective, formula-based metrics to the short-term incentives for 2020. We also clarified our disclosure concerning compensation programs in this proxy statement concerning the use of metrics for 2019 annual cash incentive decisions and a more formulaic metric-based approach for 2020.
Some of our shareholders raised concerns that the NEOs' performance-based awards could vest at the maximum level even if the stock price declined over the performance period.	We changed the vesting schedule opportunity for performance share awards in December 2019 so that vesting is reduced by 50% if the Company's share price declines from the date of grant through the end of the performance period.

See "CD&A—Key 2019 Compensation Actions—Annual Cash Incentive Awards" below.

Based on shareholder engagement in previous years, we did the following:

▪
Revised our executive compensation program and disclosures;
▪
Enacted the "proxy access" shareholder proposal acted upon in 2015;
▪
Added disclosures concerning methane emissions to our website in response to a shareholder proposal concerning fugitive methane reporting that was made in December 2015 and subsequently withdrawn; and
▪
Updated our disclosures concerning environmental, social and governance ("ESG") issues, including air quality, hydraulic fracturing, seismicity, spill prevention, water resource management, safety and health, community impact, community support, employee and Board diversity, and shareholder protection measures.

Director Qualifications and Recruitment

The Board is committed to recruiting and nominating directors for election who will collectively provide the Board with the necessary diversity of skills, backgrounds and experiences to meet Cimarex's ongoing needs and support oversight of our business strategy and priorities. In its assessment of each potential candidate, the Nominating and Corporate Governance Committee considers the nominee's judgment, integrity, experience, independence, understanding of Cimarex's business or related industries and such other factors that the Nominating and Corporate Governance Committee determines are pertinent in light of the needs of the Board. The Nominating and Corporate Governance Committee also considers the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities to Cimarex. Our Nominating and Corporate Governance Committee Charter specifically includes diversity of gender and ethnic background in the list of desirable attributes sought in our Board composition.

Although all current Directors have extensive oil and gas experience, either as company executives or investors, their experience is with companies with widely different operating strategies than those of

22	2020 Notice of Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Cimarex. This diversity and depth of experience benefits our Board in executing its duty of oversight and guidance.

▪
Shareholder Nominations of Director Candidates

Cimarex's Bylaws permit a group of up to 20 shareholders collectively beneficially owning more than 3% of Cimarex's outstanding shares for at least three consecutive years to nominate up to two candidates for inclusion in Cimarex's proxy materials by following the procedures set forth in the proxy access provisions in Article III, Section 2A of our Bylaws (the "Proxy Access Policy"). For more information on proxy access and other procedures to recommend candidates to Cimarex's Board of Directors, see "General Information—Director Nominations for the 2021 Annual Meeting of Shareholders."

Board of Directors and its Committees

Cimarex is governed by its Board of Directors, which is led by our Chairman of the Board and CEO, and its three committees. Cimarex also has a Lead Director, who is chosen annually by the Board from our independent Directors. The structure of the Board and the responsibilities of its committees are described in detail below.

Cimarex Energy Co.	23

CORPORATE GOVERNANCE
▪
Our Board

				Committee Memberships (Independent Directors Only)

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE	TERM EXPIRES	Audit	Compensation	Nominating and Corporate Governance

Paul N. Eckley(Independent Director) Senior Vice President—Investments, State Farm	65	2019	2020		•	•

Kathleen A. Hogenson(Independent Director) President and Chief Executive Officer, Zone Oil & Gas LLC	59	2019	2020	•		•

Thomas E. Jorden Chairman, Chief Executive Officer and President, Cimarex Energy Co.	62	2011	2020

Floyd R. Price(Independent Director) Chair of Compensation Committee of Cimarex; Retired, former executive officer, Apache Corporation	71	2012	2020		Chair	•

Frances M. Vallejo(Independent Director) Retired, former Vice President, ConocoPhillips	54	2017	2020	•		•

Continuing Directors

Joseph R. Albi Executive Vice President—Operations, Chief Operating Officer, Cimarex Energy Co.	61	2011	2021*

Hans Helmerich (Independent Director) Chairman and former Chief Executive Officer, Helmerich & Payne, Inc.	61	2002	2022		•	•

Harold R. Logan, Jr. (Independent Director) Independent Lead Director and Chair of Nominating and Corporate Governance Committee of Cimarex; Chairman, Suburban Propane Partners, L.P.	75	2009	2022	•		Chair

Monroe W. Robertson (Independent Director) Chair of Audit Committee of Cimarex; Retired, former President and Chief Operating Officer, Key Production Co.	70	2005	2022	Chair		•

Lisa A. Stewart (Independent Director) Chairman, President, Chief Executive Officer and Chief Investment Officer, Sheridan Production Partners	62	2015	2021		•	•

*
In January 2020, Mr. Albi informed Cimarex that he intends to retire as an officer, Director and employee of Cimarex effective July 1, 2020.

24	2020 Notice of Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE
▪
Board Leadership Structure

Chairman of the Board: Duties and Responsibilities

▪ Preside over Board meetings.	▪ Call special meetings of the Board.
▪ Approve agenda for Board meetings.	▪ Preside over shareholder meetings.
▪ Facilitate and participate in formal and informal communications with and among Directors.

Lead Director: Duties and Responsibilities

▪ Preside over all Board meetings at which the Chairman of the Board is not present.	▪ Act as Chairman of the Nominating and Corporate Governance Committee.
▪ Solicit agenda items from non-management Directors, review Board meeting agenda and materials, and provide input to the Chairman of the Board.	▪ Act as liaison between the Chairman and the Directors and facilitate communication among the full Board.
▪ Call meetings of non-management Directors and, as appropriate, set the agenda.	▪ Review shareholder communications directed to the Board and take appropriate action.
▪ Preside over all meetings of non-management Directors and over all executive sessions of non-management Directors.	▪ Retain outside advisors and consultants, who report directly to the Board on Board-wide issues.

The Board believes having a combined Chairman/CEO and an independent Lead Director, who have the duties described above, best serve the interests of our shareholders because this structure provides an appropriate balance between strategy development and independent oversight of management.

Thomas Jorden was elected Chief Executive Officer on September 30, 2011 and Chairman of the Board on August 14, 2012. He has served as an executive officer of Cimarex since its formation in 2002. He has considerable knowledge and experience gained through his executive positions with Cimarex and prior industry experience. This knowledge and experience allow him to focus the activities of the Board on matters most relevant to the success of Cimarex.

The Compensation Committee is comprised entirely of independent Directors. When the Board acts on the Compensation Committee's recommendation for compensation of the Chairman/CEO, it acts without the Chairman/CEO being present.

The substantial experience and background of our independent Directors ensure their active and knowledgeable involvement in Board matters. This involvement, and the presence and involvement of our Lead Director, provide the Board with a strong and independent point of view.

▪
Board Committees

The committees of the Board are comprised entirely of independent Directors. The primary responsibilities of the committees are described below. The committees are governed by Board-approved charters stating the committees' responsibilities. In February 2020, due to the increasing time commitment necessary for

Cimarex Energy Co.	25

CORPORATE GOVERNANCE

both the compensation and corporate governance functions previously overseen by the Compensation and Governance Committee, the Board moved the governance functions to the Nominating Committee. As a result, the names of the committees were changed to reflect these new duties. A copy of the committees' charters are available on our website at www.cimarex.com.

Audit Committee	Primary Responsibilities:	Meetings in 2019: 8
▪ Appoints independent auditors;
Members: Monroe W. Robertson (Chair)	▪ Approves the nature and scope of services of independent auditors and reviews the range of fees for such services;
Kathleen A. Hogenson Harold R. Logan, Jr.	▪ Assists the Board in oversight and monitoring the performance of the internal audit function;
Frances M. Vallejo	▪ Reviews qualifications and independence of the auditors;

▪

Reviews and discusses with independent auditors (i) the auditors' responsibilities and management's responsibilities in the audit process, (ii) the overall audit strategy, (iii) the scope and timing of annual audit, and (iv) any significant risks identified during the independent auditors' risk assessment procedures;

▪ Assists the Board in monitoring the integrity of financial statements;
▪ Monitors compliance with legal and regulatory requirements;
▪ Reviews and reports to Board on corporate and financial risk processes;
▪ Monitors the process related to ongoing litigation matters; and

▪

With the Company's management and (if applicable) an independent petroleum engineering consulting firm, reviews the Company's annual process of estimating and reporting quantities of oil and gas reserves.

The Board of Directors has determined that each of the members of the Audit Committee is financially literate and independent as defined by the rules of the SEC and the NYSE. The Board also has determined that each of Ms. Hogenson, Mr. Logan, Mr. Robertson and Ms. Vallejo is an "audit committee financial expert" as defined by the SEC's rules.

26	2020 Notice of Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Compensation	Primary Responsibilities:	Meetings in 2019: 5
Committee	▪ Recommends CEO and executive officer cash compensation for approval by the Board;
Members: Floyd R. Price (Chair) Paul N. Eckley Hans Helmerich Lisa A. Stewart

▪

Recommends Director compensation for approval by the Board;

▪

Reviews and recommends to the Board that the Compensation Discussion and Analysis be included in our proxy statement;

▪

Determines amount and terms of equity awards;

▪

Reviews and approves long-term incentive plans;

▪

Reviews relationship of compensation to risk;

▪

Approves the nature and scope of services of independent compensation consultants; and

▪

Develops plans for managerial succession.

As part of its compensation functions, the Compensation Committee has increased its oversight of compensation of all employees, including its review of the Company's practices to ensure compensation is equitable.

Compensation Committee Interlocks and Insider Participation. Hans Helmerich, a member of the Compensation Committee, was an executive officer of Cimarex from February 14, 2002 until September 30, 2002. Cimarex was formed on February 14, 2002 as a wholly owned subsidiary of Helmerich & Payne, Inc. ("H&P") for the purpose of facilitating a spinoff by H&P of its oil and gas exploration and production business. Cimarex became a publicly traded company on September 30, 2002, at which time Mr. Helmerich resigned as an executive officer.

Nominating and	Primary Responsibilities(Nominating Functions):	Meetings in 2019: 5
Corporate Governance Committee

▪

Determines desired Board skills and attributes;

▪

Recommends candidates to serve on the Board and to stand for election at annual meeting of shareholders or to fill a vacancy occurring between meetings;

▪ Considers shareholder nominees for election to the Board; and
Members: Harold R. Logan, Jr. (Chair) Paul N. Eckley	▪ Recommends Board committee appointments.
Hans Helmerich Kathleen A. Hogenson Floyd R. Price Monroe W. Robertson Lisa A. Stewart Frances M. Vallejo	Primary Responsibilities (Governance Functions): ▪ Develops and implements policies and processes regarding corporate governance matters; and ▪ Oversees annual Board and Committee evaluations.

As part of its governance functions, the Nominating and Corporate Governance Committee has increased its oversight of environmental, social and governance ("ESG") issues, including corporate sustainability and workplace fairness.

Cimarex Energy Co.	27

CORPORATE GOVERNANCE

Other Governance Matters

▪
Director Education

Directors are encouraged to attend continuing education programs designed to enhance the performance and competencies of individual Directors and the Board of Directors. In 2019, Directors participated in various corporate director and compliance programs held by governance organizations, including the NYSE and the National Association of Corporate Directors ("NACD"). Ms. Vallejo, a member of our Board, Audit Committee and Nominating and Corporate Governance Committee, became a NACD Governance Fellow in 2019. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices.

▪
Director Attendance

During 2019, the Board of Directors met five times. The Board has three Committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During 2019, each Director attended greater than 75% of the meetings of the Board and the Board Committees on which he or she served. All Board members are expected to attend the Annual Meeting. All Directors attended our 2019 Annual Meeting.

▪
Executive Sessions

The independent Directors meet in executive session at each regularly scheduled Board meeting. The Lead Director presides over executive sessions. During 2019, four executive sessions were held, without the CEO or any member of management present, and all of the independent Directors attended each session that occurred while he or she was a Director, with the exception of one former Director who could not attend one executive session. These sessions allow independent Directors to review the CEO's performance and compensation and to discuss issues of importance to Cimarex, including the business and affairs of Cimarex, as well as matters concerning management.

▪
Risk Oversight

The Board has overall responsibility for risk oversight. In carrying out its responsibility, the Board has requested that the Audit Committee discuss with management and report to the Board with respect to:

▪
Processes Cimarex follows to mitigate corporate risks;
▪
Guidelines and processes pertaining to financial risk assessment;
▪
Steps management takes to measure, monitor and control financial risk exposures; and
▪
Management's conclusion as to the effectiveness of the guidelines and processes utilized to mitigate such corporate and financial risks and exposures.

In addition, at each of the Board's four regularly scheduled meetings held during the year, management provides the Board with an overview of Cimarex's operations, financial results, risks and risk mitigation efforts, and other aspects of its business. Significant strategic considerations, such as material acquisitions or mergers, are brought to the Board for deliberation and, as appropriate, decisions.

28	2020 Notice of Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

The Audit Committee, at its December 5, 2019 meeting, reviewed, discussed and, at the Board meeting that day, reported to the Board about corporate, operational and financial risks and Cimarex's processes for mitigation of these risks.

▪
Compensation Risk Oversight

In February 2020, the Compensation Committee performed a thorough review of the possible connection between compensation and excessive risk taking. The Compensation Committee's review covered Cimarex's compensation policies and practices covering executive and non-executive employees to determine whether the policies and practices encourage excessive risk taking by employees. The Committee's analysis included a review and discussion of the following:

▪
The metrics for determining incentive awards;
▪
Participants in the Company's compensation programs;
▪
How the Company determines compensation pools and individual awards;
▪
The maximum individual award potential (maximum individual incentive to take risk);
▪
The maximum possible cost if awards were paid at maximum levels (maximum cost exposure);
▪
The decision-making and approval process; and
▪
The systemic limitations through Company business processes on the ability of employees to take excessive risks in order to influence compensation.

The Compensation Committee determined that the risks from Cimarex's compensation policies and practices for Cimarex employees are not reasonably likely to have a material adverse effect on Cimarex.

▪
Director Independence and Related Person Transactions

Our Corporate Governance Guidelines require that a majority of our Directors be independent as defined by applicable laws, rules, regulations and listing standards. We comply with the criteria for independence established by the NYSE listing requirements and other governing laws and regulations.

Each year until February 19, 2020, the Compensation Committee reviewed the independence of our Directors and any related party transactions. On the basis of this review, the Committee delivers a report to the Board, and the Board makes independence determinations based on the Committee's report. Going forward this review and reporting will be undertaken by the Nominating and Corporate Governance Committee.

As a result of this review, the Board has determined that Paul N. Eckley, Hans Helmerich, Kathleen A. Hogenson Harold R. Logan, Jr., Floyd R. Price, Monroe W. Robertson, Lisa A. Stewart and Frances M. Vallejo, representing eight of our ten current Directors, are independent of Cimarex and its management. Thomas Jorden and Joseph Albi are not independent because of their employment as CEO and COO of Cimarex, respectively.

In making these determinations, the Board considered that, in the ordinary course of business, relationships and transactions may occur between Cimarex and entities with which some of our Directors are or have

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CORPORATE GOVERNANCE

been affiliated. As a result of the Committee's review, certain relationships and transactions are not considered to be material transactions that would impair a Director's independence, including the following:

▪
The Director is an employee of another company that does business with Cimarex, and our annual sales to or purchases from the other company amount to less than 2% of the annual revenues of the other company and that such sales to or purchases from the other company are part of our ordinary course of business and conducted in the same manner as we obtain services from other companies that provide similar services; or
▪
The Director is a director (but not an employee) of another company that does business with Cimarex.

Hans Helmerich is the non-executive Chairman of the Board, and until March 5, 2014 was the CEO, of Helmerich & Payne, Inc. ("H&P"), a company with which Cimarex engages in the ordinary course of business transactions. As non-executive Chairman, Mr. Helmerich currently is not an employee of H&P. During H&P's fiscal year ended September 30, 2019, Cimarex paid H&P $83 million for drilling services in arms' length transactions and as part of our ordinary course of business and in the same manner as we obtain services from other companies that provide similar services. The aggregate amount of the payments represented 2.9% of H&P's revenue during that period. The Compensation Committee reviewed these transactions and concluded: (i) the transactions are proper and not material when compared to both Cimarex's total drilling and completions costs and H&P's total revenues; (ii) the transactions occurred in the ordinary course of business and at arms' length; (iii) the Board does not review or approve drilling service contracts or arrangements; (iv) Mr. Helmerich ceased being an employee of H&P in 2014; and (v) Mr. Helmerich's relationship with H&P does not interfere with his independent judgment as a Director of Cimarex.

Ms. Stewart is Chairman, President, Chief Executive Officer and Chief Investment Officer of Sheridan Production Partners, a privately – owned oil and gas operating company she founded in 2007. During 2019 Cimarex paid certain affiliated companies of Sheridan oil and gas revenues of $133,350 and received $114,182 from certain affiliates of Sheridan for joint interest billings. Cimarex's payments to the affiliates of Sheridan represented 0.4% of Sheridan's consolidated gross revenues for 2019. In addition, Cimarex paid the Sheridan affiliates joint interest billings of $1,611, and Cimarex received $3,522 of oil and gas revenues. The Compensation Committee reviewed these transactions and concluded: (i) the transactions are proper and not material when compared to both Cimarex's total costs and Sheridan's revenues; (ii) the transactions occurred in the ordinary course of business and at arms' length; (iii) the Board does not review or approve oil and gas revenue payments or joint interest billings; and (iv) Ms. Stewart's relationship with Sheridan does not interfere with her independent judgment as a Director of Cimarex.

▪
Communications with Directors

Shareholders may communicate with our Board by mail directed to our Corporate Secretary or by facsimile (720) 403-9383. All communications will be forwarded to the Lead Director for the Lead Director's review. The Lead Director may take any action the Lead Director deems appropriate or necessary, including, without limitation, forwarding the information to the Board for consideration or, with the concurrence of the Board, retaining independent or outside counsel, accountants or other advisors to address the concern.

30	2020 Notice of Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY OF COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

OVERVIEW

▪
2019 BUSINESS AND FINANCIAL PERFORMANCE

Oil prices increased throughout 2019 from $45.41 per barrel on January 1, 2019 to $61.66 per barrel on December 31, 2019 before declining in the first few months of 2020 to below $30.00 per barrel on March 9, 2020 after Saudi Arabia announced price cuts and production increases. Natural gas prices quoted at Henry Hub declined during 2019 from $2.94 per Mcf on January 1, 2019 to $2.18 per Mcf on December 31, 2019 and continued to decline in the first few months of 2020. Given declining commodity prices and volatility, the Compensation Committee continued to focus on strategic and tactical goals that preserve Cimarex's strong balance sheet, core properties and organization while also stressing improving health, safety and environment metrics. For 2019, specific goal targets and weightings have been added to improve transparency of Compensation Committee decision-making. These goals and our performance are summarized below under "Section 2—Annual Cash Incentive Awards." It is through this hybrid microeconomic and macroeconomic lens that the Committee considered the following 2019 business and financial performance overview when making compensation decisions:

▪
Exploration and development expenditures decreased 21% to $1.242 billion in 2019 compared to $1.570 billion in 2018, while year-over-year average daily production increased 25% to 278.5 MBOE per day in 2019 compared to 221.9 MBOE per day in 2018. The increase in the daily production volumes resulted from our acquisition of Resolute Energy Corporation ("Resolute") as well as drilling and completion activity in 2019.
▪
Year-over-year production revenues increased 1% to $2.322 billion and were positively affected by increased production and negatively affected by declining commodity prices.
▪
We incurred a net loss of $124.6 million in 2019 compared to net income of $791.9 million in 2018.
▪
We recognized a $618.7 million non-cash ceiling test impairment of our oil and gas properties primarily due to decreases in the 12-month average trailing commodity prices used in calculating the ceiling test.
▪
Cash flow provided by operating activities of $1.344 billion was 13% lower than cash flow provided by operating activities in 2018.
▪
Our Operations group excelled at optimizing our production and maximizing well profitability. As a result, our production expense declined 9% from $3.66 per BOE in 2018 to $3.34 per BOE in 2019.
▪
We completed our acquisition of Resolute Energy Corporation ("Resolute") and its 21,100 net acres adjacent to our acreage in the Permian Basin in Reeves County, Texas, for $325.7 million in cash, common and preferred stock valued at $494.6 million, and the assumption of $870.0 million of debt.
▪
We issued $500.0 million of senior notes and paid off Resolute's $870.0 million of long-term debt.
▪
We had cash on hand of $94.7 million at year-end 2019.
▪
At year-end 2019, our estimated proved reserves were 5% higher than at year-end 2018 after additions, positive and negative revisions, and production.

Cimarex Energy Co.	31

COMPENSATION DISCUSSION AND ANALYSIS
▪
Our stock price decreased 15% from $61.65 at year-end 2018 to $52.49 at year-end 2019. The decrease in our stock price led to the following, which demonstrate the alignment of interests of our NEOs and shareholders:
▪
a lower value for NEOs' long-term equity awards that vested in 2019 compared to the grant date fair value ("GDFV") of those awards in 2016, with the vested shares having a value equal to 22% of the GDFV, and
▪
lower GDFV for long-term equity awards made in 2019, with the GDFV of the four NEOs who also were NEOs in 2018 declining 4%.

▪
HIGHLIGHTS OF EXECUTIVE COMPENSATION PROGRAM POLICIES AND PRACTICES

What We Do	What We Don't Do
Link majority of compensation to performance	No hedging or pledging of Company securities by officers or Directors
Pay long-term incentive awards solely in shares of common stock	No tax gross-up payments upon change in control
Double-trigger change in control severance benefits	No excessive perquisites
Maintain stock ownership guidelines
Retain an independent compensation consultant
Hold annual say-on-pay advisory vote for stockholders
Maintain a clawback policy for cash and equity incentive awards
Incorporate specific goals and metrics in annual cash incentive awards
Undertake pay equity analyses
▪
2019 EXECUTIVE COMPENSATION

				Stock Awards ($) (1)			% of Total

Name	2019 Salary (1)	Year End 2019 Base Salary	2019 Annual Cash Incentive Award (1)	Performance- based	Time Vested	Total Compensation (1)(2)	Compensation at Risk (3)

Thomas E. Jorden, CEO	$ 1,009,324	$ 1,024,650	$ 1,153,000	$ 3,362,500	$ 3,362,500	$ 9,002,555	89%

G. Mark Burford, CFO	$ 505,846	$ 515,000	$ 440,000	$ 1,250,000	$ 1,250,000	$ 3,525,919	85%

Joseph R. Albi, COO	$ 640,569	$ 650,300	$ 600,000	$ 1,450,000	$ 1,450,000	$ 4,234,461	85%

John A. Lambuth, EVP	$ 535,262	$ 543,400	$ 480,000	$ 1,450,000	$ 1,450,000	$ 3,981,715	86%

Christopher H. Clason, SVP, CHRO	$ 295,212	$ 420,000	$ 360,000	$ 1,875,000	$ 1,781,000	$ 5,111,056	93%

(1)
From Summary Compensation Table.
(2)
Includes All Other Compensation from Summary Compensation Table. Mr. Clason joined Cimarex in April 2019. For a description of the compensation he received in connection with joining Cimarex, which, together with the annual grant of equity awards to officers in December 2019, resulted in his being an NEO, see footnote 4 to the Summary Compensation Table.
(3)
Compensation at risk is based on the sum of 2019 Annual Cash Incentive Award and 2019 Long-Term Incentive Grant Date Fair Value compared to the sum of the 2019 Salary, 2019 Annual Cash Incentive Award, and 2019 Stock Awards grant date for value for performance-based and time vested awards as disclosed in the Total Compensation from the Summary Compensation Table.

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ELEMENTS AND MIX OF EXECUTIVE COMPENSATION

▪
Principal Elements of Executive Compensation

We principally use three elements to carry out the design of our executive compensation program, collectively referred to as "Total Direct Compensation":

Element		Purpose

Base salary	➜	Ensure best talent through market competitive cash compensation and, when needed, attract new executives.

Annual cash incentive award	➜	Reward executives for short-term financial and operational results.

Annual long-term equity award	➜	Retain current executive team and ensure that activities and results are focused on building long-term shareholder value. Half of the grant date fair value of 2019 long-term equity awards was made in the form of shares of restricted stock that vest based on continued employment and the passage of time, which promotes retention. The other half of the grant date fair value of the 2019 long-term equity awards was made in the form of performance shares that vest based on performance measures tied to absolute and relative stock price performance, which promotes the long-term interests of our shareholders and aligns executives' interests with shareholders' interests.

▪
Mix of Executive Compensation

Cimarex's executive compensation program directly links the majority of executive compensation to Cimarex's performance through annual and long-term incentives. The diagrams below show the mix of the pay elements for the CEO and other NEOs for fiscal 2019. These diagrams are based on the base salary, annual cash incentive award and annual long-term equity award (performance-based and time-vested stock awards) in the Summary Compensation Table and highlight the substantial portion of the at risk compensation that is only realized if certain performance criteria are met. On this basis, 89% of the CEO's 2019 compensation is at risk and is linked to measured performance criteria. The at-risk compensation consists of 13% annual cash incentive compensation based on 2019 performance and 76% long-term equity incentive compensation that is both time- and performance-based. The 2019 average compensation mix for the other NEOs was 87% at-risk compensation consisting of 12% annual cash incentive compensation based on 2019 performance and 76% long-term equity incentive compensation that is both time- and performance-based.

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2019 TOTAL COMPENSATION MIX

Chief Executive Officer	Other Named Executive Officers

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COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes Cimarex's executive compensation program for 2019. We use this program to retain, motivate and attract, when needed, the executives who lead our business. The annual cash incentive award and long-term incentive award components ensure a direct link to Company performance and shareholder value. This CD&A explains how the Compensation Committee (the "Committee") of the Board of Directors made 2019 compensation decisions for our executives, including the following NEOs:

Named Executive Officer	Position

Thomas E. Jorden	Chairman of the Board, CEO and President (Principal Executive Officer)

G. Mark Burford	Senior Vice President and CFO (Principal Financial Officer)

Joseph R. Albi	Executive Vice President—Operations, COO

John A. Lambuth	Executive Vice President—Exploration

Christopher H. Clason	Senior Vice President and Chief Human Resources Officer

This CD&A is divided into three sections:

➢	Section 1	discusses our compensation framework, principal elements of executive compensation, and competitive positioning;
➢	Section 2	discusses 2019 and early 2020 actions related to 2019 executive compensation; and
➢	Section 3
discusses the role of the Committee's independent compensation consultant and management in compensation decisions, post-employment compensation, retirement benefits, perquisites and other compensation related issues.

SECTION 1

▪
Our Compensation Framework

Objectives

Our principal business objective is to profitably grow our proved oil and gas reserves and production for the long-term benefit of shareholders while seeking to minimize our impact on the communities in which we operate. The primary strategy we use to achieve this objective is to reinvest our cash flow from operations at a competitive rate of return while implementing best practices concerning safety and the environment. Our executive compensation program is designed to retain, motivate and attract, when needed, the experienced leaders necessary to carry out this strategy.

Throughout the Company, we focus on attracting high quality personnel who have strong technical competence, are not afraid to contribute new ideas, and work well in a team environment. The Company periodically undertakes studies and analyses of compensation practices across all areas and disciplines within Cimarex. The data confirmed no compensation bias at Cimarex, and every employee is paid equitably for their position regardless of gender, ethnicity or age.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee also engaged our independent compensation consultant, Longnecker & Associates ("Longnecker"), to analyze the actual delivery of compensation versus the performance of the Company as compared to the Compensation Peer Group (see below, "2019 Compensation Peer Group," for a list of these companies). Longnecker concluded that Cimarex had one of the highest correlations of realized pay to performance out of all the Compensation Peer Group companies.

Design

We design our executive compensation program to:

▪
Align performance incentives with the long-term interests of our shareholders.

We align the long-term interests of our executives with the long-term interests of our shareholders by paying a substantial portion of each executive's total direct compensation in the form of performance-based equity awards. Half the grant date fair value of 2019 long-term equity awards to NEOs was in the form of performance shares with vesting dependent upon absolute and relative stock price performance, meaning the more our shareholders benefit through shareholder returns compared to a defined stock performance peer group, the more our executives benefit through increased vesting of performance-based equity awards. As noted above, based on feedback received during shareholder engagement in 2019 and the results of the 2019 shareholder advisory vote on executive compensation, the Compensation Committee reduced the vesting potential of performance awards if the Company's share price declines over the performance period. For performance awards made in December 2019, if the share price declines during the performance period, the potential vesting is reduced by 50% and is capped at 100% of the target number of shares granted regardless of the relative rank of our stock performance among stock performance peer group companies at the conclusion of the performance period. This compares to awards made in 2018 where maximum vesting of 200% could still be attained based on relative stock performance even if the overall share price declines. Also, our Executive Stock Ownership Guidelines require executives to have a meaningful ownership stake in Cimarex, further aligning the interests of our shareholders and our executives.

▪
Provide competitive total direct compensation opportunities that retain, motivate and attract, when needed, executive talent.

We compensate our executives at levels that are competitive with equivalent positions at companies with which we may compete for talent as represented by our Compensation Peer Group (see "2019 Compensation Peer Group" below). In general, when we review base salaries, annual incentive award opportunities, long-term equity awards and total direct compensation, we reference the 50th and 75th percentiles of the Compensation Peer Group to understand the competitive landscape. Actual compensation earned by an executive may be outside this range based on the Company's performance, the individual's achievements and expertise, and industry competition for talented executives. Half the grant date fair value of 2019 long-term equity awards was in the form of shares of restricted stock that vest based on continued employment and the passage of time, which promotes retention of executives.

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▪
Link compensation earned to achievement of short-term and long-term financial and operational objectives.

We provide the opportunity for an annual incentive cash award that is designed to reward executive efforts for achieving Company financial, operational and strategic objectives. The portion of our long-term equity incentive awards that vest based on performance measures tied to relative stock price performance, with limitations on vesting in the event of an absolute price decline, are designed to encourage above average stock price performance, which aligns executives' interests with shareholders' interests.

▪
Competitive Positioning

In support of our compensation objectives and in order to determine an appropriate total value and mix of pay for executives, we reference the 50th and 75th percentiles of the Compensation Peer Group to understand the competitive landscape. The 50th and 75th percentiles are reference points only; we do not automatically compensate each executive at these levels. Several variables, including individual and division performance, time employed in the position, annual Company performance and one- and three-year relative stock price performance influence the actual executive compensation decisions. We review our individual NEO and total NEO Total Direct Compensation compared to individual NEO and total NEO Total Direct Compensation of companies in our Compensation Peer Group. Because not all of our NEO positions are directly comparable to NEO positions of companies in our Compensation Peer Group, we believe that reviewing the aggregate Total Direct Compensation of all NEOs provides an appropriate reference for comparative purposes and allows us to compare our total cost of management for all NEOs to our peers' total cost of management.

▪
2019 Compensation Peer Group

The Compensation Peer Group is comprised of companies in the oil and gas industry with market capitalizations, revenues and operating areas similar to ours and with whom we compete for executive and other employee talent. The Committee annually reviews companies in the Compensation Peer Group and modifies the group as appropriate.

In May 2019, the Committee approved the 2019 Compensation Peer Group, which at the time of selection included companies that were comparable to Cimarex. The April 30, 2019 market capitalization of these companies ranged from $2.2 billion to $17.5 billion, and the trailing 12 months' revenue, based on the latest periodic report filed by these companies with the SEC, ranged from $891 million to $10.7 billion. For the comparable date and period, Cimarex's market capitalization was $6.8 billion and its revenue was $2.3 billion. Longnecker recommended removing one company, Concho Resources, Inc., that was in the 2018 Compensation Peer Group due to its market capitalization ($23 billion), enterprise value ($27.7 billion) and asset levels ($26.3 billion) compared to the other companies being above the range of reasonableness for appropriate peer companies. Longnecker also recommended adding one new company, Devon Energy Corporation ("Devon"), based primarily on its market capitalization ($10.7 billion) and enterprise value ($18.1 billion) being within the range of reasonableness, its operational overlap with Cimarex in the Delaware Basin and Mid-Continent region, and its being a consistent constituent in proxy advisory peer

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COMPENSATION DISCUSSION AND ANALYSIS

groups. The Committee approved these recommendations, resulting in the following 2019 Compensation Peer Group:

Compensation Peer Company	Stock Ticker	Compensation Peer Company	Stock Ticker
Antero Resources Corporation	AR	Diamondback Energy, Inc.	FANG
Apache Corporation	APA	Noble Energy, Inc.	NBL
Cabot Oil & Gas Corporation	COG	Parsley Energy, Inc.	PE
Centennial Resource Development, Inc.	CDEV	Range Resources Corporation	RRC
Continental Resources, Inc.	CLR	WPX Energy, Inc.	WPX
Devon Energy Corporation	DVN

▪
2019 Stock Performance Peer Group

Under our long-term equity incentive award program, we grant performance-based awards of restricted stock to our NEOs. For grants made in December 2019, the performance measure used to determine the number of shares to be delivered upon vesting is Cimarex's relative stock price performance at the end of the three-year period preceding the December 1, 2022 vesting date when compared to companies in a Compensation Committee-selected group of companies in the exploration and production industry with whom the Company competes for investors and investment capital (the "Stock Performance Peer Group"). The Company previously used the S&P 500 Oil & Gas Exploration & Production Index companies as the Stock Performance Peer Group. However, due to the small number of companies in that index in December 2019, the Committee selected a larger group to ensure appropriate comparisons. The revised Stock Performance Peer Group included 10 of the 12 companies in the S&P 500 Oil & Gas Exploration & Production Index. The Committee's independent compensation consultant agreed with the selected companies. The following are the companies that comprised the Stock Performance Peer Group on December 5, 2019:

Stock Performance Peer Company	Stock Ticker	Stock Performance Peer Company	Stock Ticker
Apache Corporation	APA	Ovintiv Inc. (formerly known as Encana Corporation)	OVV
Cabot Oil & Gas Corporation	COG	EQT Corporation	EQT
Centennial Resource Development, Inc.	CDEV	Marathon Oil Corporation	MRO
Cimarex Energy Co.	XEC	Matador Resources Company	MTDR
Concho Resources Inc.	CXO	Noble Energy, Inc.	NBL
Devon Energy Corporation	DVN	Parsley Energy, Inc.	PE
Diamondback Energy, Inc.	FANG	Pioneer Natural Resources Company	PXD
EOG Resources, Inc.	EOG	WPX Energy, Inc.	WPX

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SECTION 2

▪
Summary of 2019 and Early 2020 Compensation Decisions

COMPENSATION ELEMENT	ACTION	RATIONALE
▪ BASE SALARY	Increased CEO's base salary from $990,000 to $1,024,650.	Mr. Jorden's leadership in maintaining the Company's strong financial position and operational performance through a reduced commodity price environment, as well as his base salary compared to other Compensation Peer Group CEOs.
	Increased CFO base salary from $475,000 to $515,000.	Ensuring internal equity with base salaries of other NEOs (other than the CEO), external competitiveness compared to the Compensation Peer Group, tenure as CFO, and promotion to Senior Vice President.
	Increased remaining NEOs' base salaries by 3.5%.	These increases were based on maintaining alignment of the other NEOs with the Compensation Peer Group, and both Company and individual performance.

▪ ANNUAL CASH INCENTIVE PLAN	Authorized annual cash incentive award to the CEO of 90% of his target award (or 113% of year-end base salary) and awards to the other NEOs between 85% to 92% of year-end base salary. The CEO has an award target of 125% of year-end base salary and all other NEOs have an award target of 100% of year-end salary.	Annual cash incentive awards were based on the achievement of financial, operational and strategic objectives described below in "Annual Cash Incentive Awards" and on recommendations from the Committee's independent compensation consultant. See "Key 2019 Compensation Actions—Annual Cash Incentive Awards" below.

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COMPENSATION ELEMENT	ACTION	RATIONALE
▪ LONG-TERM EQUITY INCENTIVES	Authorized long-term equity awards to NEOs (including the CEO) with an aggregate grant date fair value of $17,825,000. Half of the grant date fair value of the 2019 long-term equity awards was made in the form of shares of restricted stock that vest based on continued employment through December 1, 2022. The other half of the grant date fair value of the 2019 long-term equity award was made in the form of performance shares that may vest on December 1, 2022 in an amount between zero and 200% of the target number of performance shares awarded, with 200% being earned if Cimarex's stock price has increased, and if relative stock price is in the top two of the 16 companies in the Stock Performance Peer Group during the three-year performance period ending on December 1, 2022. Based on feedback during shareholder engagement, the vesting percentages are reduced by 50%, and capped at 100% of the target number of shares granted, if Cimarex's stock price is lower on December 1, 2022 than on December 1, 2019.	Given Cimarex's reduced emphasis on cash and other forms of compensation that are not "at risk" and the factors discussed below in this paragraph, the range for 2019 long-term equity awards recommended by the compensation consultant represented a total value just below the 50th percentile when compared to 2019 awards made by peer companies based on the consultant's review of public filings and knowledge of practices of other companies in the Company's competitive market and market survey data. The Committee considered Cimarex's total shareholder return for the past one and three years, the competitive market pressures and Cimarex's relative share price performance versus peers. The Committee considered the compensation consultant's recommended individual and total pool of grant date fair value and the CEO's recommendations for NEOs other than the CEO based on their individual contribution, and determined to make aggregate awards slightly below the level recommended by its consultant. Its consultant concurred with the Committee's final determination.

See "Key 2019 Compensation Actions" below for more detail.

▪
Response to 2019 Say-on-Pay Vote and Shareholder Engagement

In April and May 2019, we reached out to 29 of our top shareholders who collectively held approximately 66% of our shares to hold calls to discuss our compensation programs and disclosure and ESG issues. Six shareholders, who collectively held 23% of our shares, accepted our invitations. In these calls, our Senior Vice President—General Counsel and Secretary and our Vice President—Investor Relations asked the shareholders their views on pay for performance alignment, the structure of our compensation programs and other concerns. The results of these calls were shared with our Compensation Committee and the full Board of Directors. While these shareholders generally believed we had alignment with our pay for

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performance, they had suggestions concerning our short-term and long-term compensation programs and ESG matters. The Company took action on a number of items in response to these engagement efforts and other feedback received, including the results of the shareholder advisory vote on executive compensation (61% in 2019 compared to 93% in 2018), as follows:

What We Heard in 2019	What We Did in 2019 and 2020
Some of our shareholders raised concerns with the discretionary nature of our annual cash incentive program.	We added objective, formula-based metrics to the short-term incentives for 2020. We also clarified our disclosure concerning compensation programs in this proxy statement concerning the use of metrics for 2019 annual cash incentive decisions and a more formulaic metric-based approach for 2020.
Some of our shareholders raised concerns that the NEOs' performance-based awards could vest at the maximum level even if the stock price declined over the performance period.	We changed the vesting schedule opportunity for performance share awards in December 2019 so that vesting is reduced by 50% if the Company's share price declines from the date of grant through the end of the performance period.

▪
Key 2019 Compensation Actions

The following discusses the Committee's key 2019 compensation decisions, which are reflected in the 2019 Summary Compensation Table below. These decisions were made with the advice and concurrence of Longnecker. (See "CD&A—Section 3" for additional discussion regarding the role of the consultant.)

CEO Compensation

▪ Mr. Jorden's base salary was increased by 3.5% for the reasons described below.

▪

Mr. Jorden's 2019 annual cash incentive award was $1,153,000, or 90% of his target award or 113% of his year-end base salary. This equates to a decrease of 34% relative to Mr. Jorden's annual cash incentive award for 2018. His target annual cash incentive award is 125% of his year-end base salary and his maximum award is 250%.

▪

Mr. Jorden's annual long-term incentive equity award value at the date of grant (December 5, 2019) was $6,725,000. This equates to a decrease of 2.5% relative to Mr. Jorden's long-term incentive equity award value granted in 2018.

These decisions were reviewed in detail by the Committee and its independent consultant. The Committee considered several factors, including input from its independent consultant, compensation data from peer companies and Cimarex's performance. In 2019, approximately 89% of Mr. Jorden's compensation as disclosed in the Summary Compensation Table was at risk. The value of Mr. Jorden's long-term equity incentive awards that vested in 2019 was $2.3 million, compared to the grant date fair value of those awards when granted in 2016 of $10.5 million, demonstrating the alignment of Mr. Jorden's interests with shareholders' interests.

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Other NEO Compensation

The Committee also made compensation decisions for the other NEOs comprised of base salary adjustments made in May 2019, annual cash incentive awards for 2019 made in February 2020, and long-term equity awards made in December 2019. These adjustments were based upon the recommendations of the CEO, evaluation by the Committee, the advice and recommendations of Longnecker, salary data from peer and broader market surveys, internal pay relationships based on relative duties and responsibilities, the executive's impact on Cimarex's results, and for retention purposes. Based upon these considerations, the Committee made the following 2019 NEO compensation decisions:

				2019 Long-Term Incentive Grant Date Fair Value (1)			% of Total

Name	2019 Salary (1)	Year End 2019 Base Salary	2019 Annual Cash Incentive Award (1)	Performance based	Time Vested	Total Compensation (1)(2)	Compensation at Risk (3)

G. Mark Burford, CFO	$ 505,846	$ 515,000	$ 440,000	$ 1,250,000	$ 1,250,000	$ 3,525,919	85%

Joseph R. Albi, COO	$ 640,569	$ 650,300	$ 600,000	$ 1,450,000	$ 1,450,000	$ 4,234,461	85%

John A. Lambuth, EVP	$ 535,262	$ 543,400	$ 480,000	$ 1,450,000	$ 1,450,000	$ 3,981,715	86%

Christopher H. Clason, SVP, CHRO (4)	$ 295,212	$ 420,000	$ 360,000	$ 1,875,000	$ 1,781,000	$ 5,111,056	93%

(1)
From Summary Compensation Table.
(2)
Includes All Other Compensation from Summary Compensation Table.
(3)
Compensation at risk is based on the sum of 2019 Annual Cash Incentive Award and 2019 Long-Term Incentive Grant Date Fair Value compared to the Total Compensation from the Summary Compensation Table.
(4)
Includes All Other Compensation from Summary Compensation Table. Mr. Clason joined Cimarex in April 2019. For a description of the compensation he received in connection with joining Cimarex, which, together with the annual grant of equity awards to officers in December 2019, resulted in his being an NEO, see footnote 4 to the Summary Compensation Table.

Base Salary Determination

We provide competitive base salaries to ensure market competitive total cash compensation as well as to retain and attract, when needed, talented executives. We compare each Cimarex NEO's base salary with the base salary paid for a similar executive position by companies in our Compensation Peer Group. See "Competitive Positioning" above in this CD&A for a list of the companies in the Compensation Peer Group. The Committee then may adjust base salaries based on a number of factors, including job responsibilities, management experience, individual contributions, retention, number of years in position, and current salary.

In February 2019, the Committee's independent compensation consultant reviewed the NEOs' base salaries compared to the Compensation Peer Group in connection with the review of Total Direct Compensation. In March 2019, the Committee considered raising Mr. Burford's salary in connection with his promotion from Vice President and CFO to Senior Vice President and CFO. The February 2019 Compensation Peer Group data showed that Mr. Burford's salary was below the 50th percentile. Based on Mr. Burford's promotion and his tenure as CFO, the Committee approved raising Mr. Burford's salary from $475,000 to $515,000 per year effective March 15, 2019, and not to further adjust his salary when other NEO salaries were considered in May 2019. As a result, Mr. Burford's revised salary was at approximately the 52nd percentile of the Compensation Peer Group.

In May 2019, the Committee's independent compensation consultant reviewed the NEOs' base salaries compared to Compensation Peer Group data and broader market data and recommended a 3.5% increase in executive salaries for each NEO, excluding Mr. Burford due to the prior actions noted above, to remain competitive with the Compensation Peer Group. Mr. Clason was hired on April 10, 2019, and was not considered for a salary adjustment during the May 2019 NEO base salary review process. Longnecker noted

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that each NEO's salary, other than Mr. Clason, was at or slightly above the 50th percentile of the Compensation Peer Group except for the CEO, who was below the 50th percentile. The compensation consultant noted that competitive market salary adjustments were projected to be in the range of 3% to 4%.

Mr. Jorden, our CEO, provided the Committee with recommendations for NEOs other than himself.

Mr. Jorden's recommendations were based on maintaining competitive alignment of the NEOs with the Compensation Peer Group and internal pay equity. The Committee considered the recommendations of both the Committee's consultant and Mr. Jorden for NEOs other than Mr. Jorden. With respect to Mr. Jorden's salary, in discussions in executive session with the compensation consultant and without Mr. Jorden present, the Committee considered Mr. Jorden's leadership of Cimarex through a reduced commodity price environment, including Cimarex's relative TSR performance compared to the Compensation Peer Group for the past one year and the past three years, and his salary compared to the Compensation Peer Group's CEO salaries. The Committee also reviewed the total salaries and recommended salaries of all the NEOs compared to the total salaries of the NEOs of the Compensation Peer Group. The compensation consultant indicated its concurrence with the Committee's recommendations based on these reasons and the compensation consultant's experience with, and knowledge of, compensation decisions of other oil and gas exploration and production companies. The Committee recommended, and the Board approved, the following base salaries effective June 1, 2019:

Name	Title	5/31/2019 Base Salary		6/1/2019 Base Salary		Percent Increase

Thomas E. Jorden	Chairman of the Board, CEO and President	$990,000		$1,024,650		3.5%

G. Mark Burford	Senior Vice President and CFO	$475,000	*	$515,000	*	8.4%

Joseph R. Albi	Executive Vice President—Operations, COO	$628,300		$650,300		3.5%

John A. Lambuth	Executive Vice President—Exploration	$525,000		$543,400		3.5%

Christopher H. Clason**	Senior Vice President and CHRO	$420,000		$420,000		0.0%

*
As noted above, Mr. Burford's base salary was increased effective March 15, 2019 in connection with his promotion. The noted salary and percent increase are as of that date. Mr. Burford did not receive an adjustment as of June 1, 2019.
**
Mr. Clason was hired as Vice President and Chief Human Resources Officer on April 10, 2019. Mr. Clason did not receive an adjustment as of June 1, 2019.

Annual Cash Incentive Awards

In February 2020, the Committee met to determine NEO (including the CEO) annual cash incentive awards for 2019 performance. The individual target for the CEO is 125% of the CEO's base salary and for each other NEO is 100% of that NEO's base salary. There is no minimum award, and an individual's maximum award is 250% of base salary for the CEO and 200% of each other NEO's base salary.

In February 2019, the Compensation Committee adopted 2019 strategic and tactical goals and objectives to be used to assess NEO performance and to determine annual cash incentive awards for 2019. The below table summarizes the 2019 goal results and assessment, which were reviewed and approved in February 2020. While these discussions occurred after setting the original goals and objectives in February 2019, the Committee decided to apply more specific metrics and weightings to 2019 goals to be responsive to

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COMPENSATION DISCUSSION AND ANALYSIS

shareholder outreach and because the 2019 metrics and weightings are consistent with the metrics and weightings then being discussed for 2020 goals and objectives. At the time the Committee approved the 2019 goals in February 2019, commodity prices had recently declined sharply, with oil in the range of $45.41 to $56.92 per barrel from January 1, 2019 through the meeting of the Committee on February 20, 2019. The Committee also continued its focus from 2018 on goals that preserve Cimarex's strong balance sheet, core properties and organization capabilities during a difficult period for the oil and gas industry.

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The table below explains the level of achievement of the 2019 strategic and tactical goals and objectives and the weighting applied to those goals and objectives. Summary comments for each goal area can be found below the 2019 Performance Objectives table.

Cimarex 2019 Performance Objectives

Goal	Weight	Metrics	Result	Assessment

Strategic Goals for 2019	80%

Achieve a good return on invested capital—rate of return (ROR) using "fully burdened" associated costs.	30%	Goal—15% ROR Stretch—20% ROR	15.4%	Achieved Expectations

Manage the balance sheet:
— Increase debt adjusted production per share and reserves per share, and	5%	Goal—6% Stretch—9%	Negative	Significantly Missed Expectations
— Live within cash flow, including dividends, with no incremental debt.	10%	Goal—cash flow neutral Stretch—free cash flow	Free cash flow	Exceeded Expectations

Continue focus on staffing and succession planning at all levels.	10%			Exceeded Expectations

Continue focus on and improve Health, Safety and the Environment.	10%			Partially Achieved Expectations

Grow our Assets.	15%	New play or acquisition		Partially Achieved Expectations

Specific Goals for 2019	20%

Hit or exceed quarterly and annual production guidance targets.		Goal—meet every quarter Stretch—beat every quarter		Exceeded Expectations

Continue push on field automation and saltwater disposal ("SWD") solutions.				Achieved Expectations

Develop and implement a comprehensive strategy on methane emissions.				Exceeded Expectations

Achieve significant capex per unit cost reductions.		Goal—7.5% Stretch—10%	24%	Exceeded Expectations

Further move Cimarex to the forefront of technology implementation. Enhance data science capabilities.				Exceeded Expectations

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COMPENSATION DISCUSSION AND ANALYSIS

After careful review of achievement against the 2019 goals and objectives, and application of the weightings and metrics designated, the Compensation Committee's assessment of executive leadership performance is that, overall, the Company Achieved Expectations for its goals and objectives. Assessment commentary for each 2019 performance objective follows:

Achieve a good return on invested capital—Achieved Expectations.

Cimarex utilizes a "fully-burdened" economic assessment of all investment decisions and to measure overall return on capital performance at the corporate level. While capital return metrics are increasingly prevalent in the oil and gas industry, a recurring theme we have heard in our external engagement efforts is the perception that there is a lack of communication of fully-burdened return results. A "fully-burdened" assessment includes costs for drilling, completion, facilities, infrastructure, land and overhead costs. It also includes midstream and SWD infrastructure fully accounted for in the year the costs are incurred in order to truly measure the impact of an investment decision to Cimarex's bottom-line. For instance, when reviewing a drilling decision, an honest assessment of a well's production performance (forecast) coupled with ALL associated costs to drill, complete and produce is foundational to learning from the past and improving our go-forward drilling decisions. For 2019, the overall return on capital was 15.4% "fully burdened," and above the Company's cost of capital.

Manage the balance sheet
• Increase debt-adjusted production and reserves per share—Significantly Missed Expectations
We realized year on year decline of oil and BOE debt-adjusted production per share of –4% and –2% respectively. This compared to the Company's goal of 6% growth on a debt-adjusted basis.

We also realized year on year decline of oil and BOE debt-adjusted reserves per share of –11% and –19% respectively. This compared to the Company's goal of 6% growth on a debt-adjusted basis. The lower 2019 average share price and lower commodity prices used in our reserve calculations were the key drivers causing our debt-adjusted production and reserves per share to come in below targeted expectations. This was known by management, but we maintained the target performance levels with the overriding objective of living within cash and generating free cash flow, without incurring additional debt.

• Live within cash flow—Exceeded Expectations
Cimarex established the 2019 goal to cover all oil and gas capital expenditures, as well as other capital expenditures within cash flow generated through Company operations, without incurring additional debt. Despite lower commodity prices in 2019, we executed our capital plan while generating $141 million of free cash flow ($61 million, after dividends). Our free cash flow generation was driven by higher annual production volumes and lower capital investment as a result of operational efficiencies.

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COMPENSATION DISCUSSION AND ANALYSIS

Continue focus on staffing and succession planning at all levels—Exceeded Expectations
Cimarex implemented a Business Unit organization structure for our Permian region, which aligned exploration, production operations and support staff into a streamlined structure under a single business unit leadership team. This has improved decision making processes and allowed for new development opportunities for potential leaders. The Company made a number of additional key assignments in order to facilitate the growth and development of key leaders throughout the organization. As part of our succession planning, the Company introduced detailed executive assessments, development assignments and professional coaching.

Continue focus on and improve health, safety and the environment—Partially Achieved Expectations
We continued to focus on organizational culture and our commitment to health, safety and the environment ("HS&E"). We made progress in 2019 in several focus areas, such as reduced vehicular accidents, increased training and promoted stop work authority. Last, our total and recordable incident rate increased over prior years, which was largely driven by an increase in minor incidents.

Grow our Assets—Partially Achieved Expectations
Cimarex completed the Resolute Energy Corporation acquisition with a successful integration process, which significantly increased our assets. We also successfully identified and tested new Permian landing zones, which significantly added to our future inventory. However, we underperformed our objective of taking action on new exploratory plays. This is a major strategic focus for 2020 and beyond.

Hit or exceed quarterly and annual production guidance targets—Exceeded Expectations
We generated 27% and 25% annual oil and BOE year-over-year growth, respectively, and exceeded our oil and BOE production guidance for all four quarters and full-year 2019. The organization achieved this through focusing on operational efficiencies, improving execution, and driving an aligned and thorough planning process improvement.

Continue push on field automation and SWD solutions—Achieved Expectations
Cimarex continued our strategic initiative to automate field operations with specific focus on SWD system solutions. We worked to ensure that every new well in the Permian region is connected to the SWD pipeline, when economically feasible. To improve the economics of this strategy, we continue to drive down the cost structure of our operated SWD systems. Throughout 2019 we expanded the use of automation in the field to increase safety and reliability across our operations. We approved and nearly completed our Midland based automation control center in 2019, which will be a key element for managing safety and preventing system interruptions.

Develop and implement a comprehensive strategy on methane emissions—Exceeded Expectations
In 2019, we reduced our methane intensity by 20% through continued instrument air installation on all new facilities and our ongoing emphasis on reducing pneumatic devices wherever possible. We enhanced remote monitoring of our emission control systems through the installation of pressure monitoring devices. We held emission summit meetings in the office and in the field with an objective of operating leak-free facilities and reducing our overall emissions footprint. We continue to evaluate and test new emission early detection technologies using fixed-based lasers and aerial monitoring.

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COMPENSATION DISCUSSION AND ANALYSIS

Achieve significant capex per unit cost reductions—Exceeded Expectations
In 2019, we reduced the capital cost of our wells by 24% in total as compared to 2018 (when normalized per lateral foot). While this result significantly exceeded management expectations, the value engineering contribution to the total reductions was (conservatively) 8% - 10%, with the balance of the 24% reduction being achieved through negotiated pricing and other market factors. This compared to the Company's goal of 7.5% capital cost reduction through value engineering. We focused on all aspects of capital cost efficiency throughout the year, with strong results in lower stimulation costs as well as other capital efficiencies which were deployed in new multi-well development projects.

Further move Cimarex to the forefront of technology implementation—Exceeded Expectations
We significantly enhanced our Data Science capabilities through the formation of our dedicated Data Science Team. Working with an outside contractor, we achieved significant breakthroughs on the Data Science front. We currently have plans to field test these learnings and techniques in 2020.

The Committee's independent compensation consultant recommended a pool for cash incentive awards for all NEOs totaling between $3.1 million and $3.5 million, or between 92% and 103% of the NEOs' target payout, based on (i) the consultant's review of the Company's achievement of the 2019 strategic and tactical goals, (ii) the consultant's evaluation of the Company's performance of its 2019 strategic and tactical goals compared to the Compensation Peer Group's percentile rankings, and (iii) the consultant's review of actions by other oil and gas exploration and production companies related to annual incentive awards given performance expectations, commodity pricing and stock price trends. Based principally on the achievement of the 2019 strategic and tactical goals and objectives, the CEO recommended cash incentive awards for the other NEOs of between 85% and 92% of their year-end 2019 salaries (all NEOs other than the CEO have annual target incentive awards of 100% of base salary). This resulted in an average annual incentive award for the other NEOs of 89%, which is below the low end of the range provided by the Committee's independent compensation consultant. The Committee's independent consultant concurred that the CEO's recommendations were reasonable and likely to be conservative relative to actions from peer companies. After considering all of these factors and with concurrence of the Committee's independent consultant, the Committee accepted the CEO's recommendations, and the Board approved the Committee's recommendations.

The Committee, with its independent consultant and without management present, deliberated concerning the CEO's annual cash incentive award. Based on its analysis of the Company's 2019 performance described above and the CEO's leadership of the Company and management of senior executives and other employees to achieve this performance in an extremely challenging environment, the Committee recommended and the Board approved a cash incentive award to the CEO of 90% of his target award, which resulted in an award equal to 113% of the CEO's base salary (the CEO has an annual target incentive of 125% of base salary). This award is also below the range of 92% to 103% of target recommended by the Committee's independent compensation consultant. The Committee's independent consultant concurred with this recommendation, and the total cash incentive awards to all NEOs of $3.0 million was significantly

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COMPENSATION DISCUSSION AND ANALYSIS

below the recommendation of the compensation consultant of a reasonable pool of up to $3.5 million. Following are the CEO and other NEO 2019 annual cash incentive awards:

Name	Cash Incentive Award	% of Target	% of Year-End Base Salary

Thomas E. Jorden, CEO	$ 1,153,000	90%	113%
G. Mark Burford, CFO	$ 440,000	85%	85%
Joseph R. Albi, COO	$ 600,000	92%	92%
John A. Lambuth, EVP	$ 480,000	88%	88%
Christopher H. Clason, SVP, CHRO	$ 360,000	86%	86%

Long-Term Equity Incentive Award Program

Our long-term equity incentive award program balances the short-term annual cash incentive program by focusing executive efforts on the activities that lead to long-term and sustainable shareholder value. Typically, the Committee grants equity awards of restricted stock to NEOs each year.

For grants made in December 2019, half of the grant date fair value of the long-term equity awards was made in the form of shares of restricted stock that vest based on continued employment through December 1, 2022. The other half of the grant date fair value of the long-term equity awards was made in the form of performance shares that may vest on December 1, 2022 in an amount between zero and 200% of the target number of performance shares awarded, with 200% being earned if Cimarex's relative stock price is in the top two of the 16 companies in the Stock Performance Peer Group during the three-year performance period ending on December 1, 2022 and if Cimarex's stock price is higher on December 1, 2022 than on December 1, 2019. The vesting opportunity is reduced by 50% if Cimarex's stock price is lower on December 1, 2022 than on December 1, 2019 with a maximum vesting opportunity of 100% of the target number of shares awarded. See "CD&A—Competitive Positioning" for a list of the companies in the 2019 Stock Performance Peer Group. Our restricted stock awards that vest based on continuous employment and the passage of time promote retention of executives, and the performance share awards that vest based on performance measures tied to absolute and relative stock price performance promote the long-term interests of our shareholders and align our executives' interests with our shareholders' interests. Our 2019 Equity Incentive Plan sets a minimum one-year vesting period except as approved by the Committee not to exceed a total of 5% of the shares subject to the Plan. The Committee has set a three-year vesting period for restricted stock awards to NEOs since the Committee began making restricted stock awards in 2006.

Dividends equivalent to those paid on Cimarex common stock are paid on the restricted shares awarded that are subject to time-based vesting, and dividends applicable to the performance shares awarded are accrued and only paid on the shares actually earned when those shares vest. All of the shares subject to the award have the same voting rights as outstanding shares of Cimarex common stock.

For performance awards made in December 2019, the total number of shares earned is determined by calculating the percentage difference between the average per share closing price for shares of Cimarex and each company in the Stock Performance Peer Group for the 30 trading days preceding December 1, 2019 and the 30 trading days preceding December 1, 2022. The Committee ranks Cimarex's average share price for these two periods among the average share price for all the companies in the Stock Performance Peer

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COMPENSATION DISCUSSION AND ANALYSIS

Group for these two periods. Companies that are not in the Stock Performance Peer Group at both the beginning and the end of the performance period are not included in the calculation. Companies that declare bankruptcy or are delisted and cease to be traded on a national securities exchange are ranked last at the end of the performance period. In addition, vesting percentages are reduced if Cimarex's stock price is lower on December 1, 2022 than on December 1, 2019. The following table illustrates shares that would be earned at various relative stock price performance ranks (assuming 16 companies in the Peer Group).

Relative Performance Rank	XEC Ending Price on 12/1/2022 is Less Than XEC Beginning Price – Percent of Award Vesting	XEC Ending Price on 12/1/2022 is Equal to or Greater Than XEC Beginning Price - Percent of Award Vesting
1-2	100%	200%
3	87.5%	175%
4-5	75%	150%
6	62.5%	125%
7-8	50%	100%
9	37.5%	75%
10	25%	50%
11-16	0%	0%

On December 5, 2019, the Committee granted long-term equity awards to the NEOs with a total grant date fair value of $17,825,000 (which was approximately 4.1% lower than the total grant date fair value of December 2018 awards) based on competitive market data for companies in Cimarex's Compensation Peer Group. Comparative data was obtained by the Committee's independent consultant from public filings disclosing 2019 NEO compensation of companies in the Compensation Peer Group and the consultant's knowledge of other companies' actions. See "CD&A—Competitive Positioning" for a list of the companies in the Compensation Peer Group.

The Committee's compensation consultant recommended awards with a value just below the 50th percentile when compared to companies in the Compensation Peer Group and a change to the potential vesting of the performance based equity awards. The factors considered by the consultant in making its recommendations included the following:

▪
Cimarex's stock price performance was in the 3rd quartile of peer companies over the prior year;
▪
Competitive market pressures;
▪
Investment community seeking greater alignment of investor and management team interests through greater beneficial ownership levels; and
▪
Proxy advisor perspectives and say-on-pay vote recommendations.

The Committee approved awards slightly below the recommended total pool range based on: the factors noted by Longnecker, the total direct compensation of our NEOs compared to that of our peer companies, and Cimarex's 2019 financial and operational performance. The Committee's consultant concurred with the Committee's final determination. The actual value of the awards upon vesting in December 2022 will be based on Cimarex's relative three-year stock price performance compared to the other companies in the Stock Performance Peer Group as described above and Cimarex's stock price at that time.

The Committee granted a total of 366,650 restricted shares to the NEOs (including the CEO). The number of shares granted to each NEO was based on their relative individual roles and responsibilities. Of the total number of shares granted to the NEOs (including the CEO), the Committee awarded 40% of the shares to

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Jorden, 17% of the total shares to Mr. Albi, 17% to Mr. Lambuth, 15% to Mr. Burford, and 11% to Mr. Clason. The following table reflects the awards made by the Committee:

	No. of Shares Subject to Award		Grant Date Fair Value

Name	Performance- based	Time Vested	of Long-Term Equity Incentive Awards (1)

Thomas E. Jorden, CEO	73,273	72,844	$ 6,725,000
G. Mark Burford, SVP, CFO	27,239	27,080	$ 2,500,000
Joseph R. Albi, EVP, COO	31,597	31,412	$ 2,900,000
John A. Lambuth, EVP	31,597	31,412	$ 2,900,000
Christopher H. Clason, SVP, CHRO	20,157	20,039	$ 1,850,000

(1)
Represents an estimate of the fair value of the shares as of the grant date utilizing a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718. The estimated fair value is the aggregate compensation cost to be recognized over the service period.

2019 Vesting of NEO Equity Awards

On December 1, 2019, the performance period applicable to the December 8, 2016 NEO equity awards ended. Cimarex's relative stock price performance was in the 25th percentile of the Stock Performance Peer Group at the end of the performance period, resulting in the vesting of 56% of the shares subject to the December 8, 2016 award.

The following table reflects the number of shares, and the grant date fair value ("GDFV") of those shares, originally granted in 2016 to each NEO who was an NEO in both 2016 and 2019, the number of shares that vested in 2019 at the end of the three-year performance period, and the value of the shares that vested based on the stock price on December 1, 2019:

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Performance Shares Granted in December 2016	GDFV of Performance Shares Granted in December 2016	Performance Shares Vested in December 2019	Value Realized Upon Vesting in December 2019	GDFV compared to Realized Value	Value Realized as Percentage of GDFV

Thomas E. Jorden, CEO	89,263	$ 10,500,000	49,987	$ 2,297,902	$ (8,202,098)	22%
G. Mark Burford, CFO(1)	27,204	$ 3,200,000	15,234	$ 700,306	$ (2,499,694)	22%
Joseph R. Albi, COO	34,005	$ 4,000,000	19,042	$ 875,360	$ (3,124,640)	22%
John A. Lambuth, EVP	31,880	$ 3,750,000	17,852	$ 820,656	$ (2,929,344)	22%
Christopher H. Clason, SVP, CHRO(2)	—	—	—	—	—	—

(1)
During 2019, restricted share awards granted to Mr. Burford in 2014, prior to becoming an NEO, vested. The restricted shares that vested in 2019 are included below in "Compensation Tables—2019 Option Exercises and Restricted Stock Vested."
(2)
Mr. Clason joined the Company in April 2019 and was an NEO in 2019. He did not have any awards in 2016.

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COMPENSATION DISCUSSION AND ANALYSIS

▪
Alignment of CEO Compensation to Total Shareholder Return ("TSR")

CEO Total Direct and Realized Compensation Compared to Cimarex TSR

The following graph illustrates our CEO's direct compensation and realized compensation compared to our TSR for the years 2014 through 2019. Indexed TSR represents the cumulative total return of Cimarex stock for a five-year period based on a $100 investment at the start of the first year and reinvestment of all dividends. The table shows the value of the investment at the end of each year.

*
CEO Total Compensation is the Total Compensation disclosed in the Summary Compensation Table.
**
CEO Realized Compensation is compensation actually received by the CEO during the year, including salary, current non-equity incentive plan compensation (i.e., annual bonus), market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants and other amounts that will not actually be received until a future date.

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COMPENSATION DISCUSSION AND ANALYSIS

CEO Long Term Incentive (LTI) Grant Date Fair Value and Realized LTI Compared to Cimarex TSR

The following graph illustrates our CEO's LTI grant date fair value and realized LTI compared to our TSR for the years 2014 through 2019. Indexed TSR represents the cumulative total return of Cimarex stock for that period based on a $100 investment at the start of 2014 and reinvestment of all dividends. The table shows the value of the investment at the end of each year.

*
CEO LTI GDFV is the Stock Awards grant date fair value disclosed in the Summary Compensation Table.
**
CEO Realized LTI is the market value at vesting of previously granted stock-based awards actually received by the CEO during the year indicated. It excludes unvested grants and other amounts that will not actually be received until a future date.

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COMPENSATION DISCUSSION AND ANALYSIS

Relative CEO and NEO Total Compensation Compared to Relative TSR

The following graphs depict alignment of relative CEO and NEO compensation compared to relative TSR for the years ended December 31, 2016 through December 31, 2018. The comparative information is provided through 2018 because 2019 peer company compensation information was not publicly available at the time of writing. The companies used for the relative comparison are the companies in our Compensation Peer Group, which are depicted by dots in the graph. We also included, as a point of reference, Cimarex's CEO and NEO compensation and relative TSR for the years ended December 31, 2017 through December 31, 2019 compared to the Compensation Peer Group data for the years ended December 31, 2016 through December 31, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

▪
Early 2020 Compensation Decisions

2020 Annual Cash Incentive Award Goals

In March 2020, the Committee approved the following Cimarex 2020 Performance Objectives, goal weightings and target levels that will apply to 2020 annual cash incentive awards:

Cimarex 2020 Performance Objectives

Goal	Weight	Target	Stretch

Achieve a good return on invested capital, rate of return (ROR) using "fully burdened" costs for drilling, completion, facilities, infrastructure, land and overhead costs.	30%	15% ROR	20% ROR

Manage the balance sheet, as is prudently possible: ➢ Live within cash flow, including the dividend, with no incremental debt.	20%	Cash Flow Neutral	Free Cash Flow

Achieve target methane intensity (Volume CH4/Gross Gas Production).	10%	0.254%	0.240%

Achieve Permian target flare volume levels (percent Permian gross gas production).	10%	1.44%	0.96%

Achieve target Permian total well cost (capital cost normalized per lateral foot, including drilling, completion and facilities).	20%	$1,050	$1,000

Grow our Assets.	10%	New play or acquisition

Total	100%

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COMPENSATION DISCUSSION AND ANALYSIS

To provide greater clarity to shareholders when communicating results, in February 2020 the Compensation Committee approved the above targets pursuant to which each Performance Objective will be assessed using the following grade scale:

Grade	% Target Award

Significantly Exceeded (SE)	200%

Exceeded (E)	150%

Achieved (A)	100%

Did Not Achieve/Partially Achieved (DNA/PA)	50%

Significantly Missed (SM)	0%

The 2020 Performance Objectives have been communicated to the NEOs. At year end, the CEO will deliver to the Committee a report that will include (i) the results with respect to each goal and (ii) the CEO's recommendations, including his basis for such recommendations, for individual awards other than his own. The Committee and its independent compensation consultant will review the CEO's report and recommendations and will accept or modify those recommendations. The non-management members of the Board will consider the recommendations of the Committee. Each NEO, other than the CEO, has a threshold award of 0% of year-end base salary (no minimum award), a target award equal to 100% of year-end base salary, and a maximum award of 200% of year-end base salary. The CEO has a threshold award of 0% of year-end base salary (no minimum award), a target award equal to 125% of year-end base salary, and a maximum award of 250% of year-end base salary.

SECTION 3

▪
Role of Compensation Consultant and Management in Compensation Decisions

Compensation Consultant

As stated above, the Committee has engaged Longnecker & Associates as its independent compensation consultant to fulfill the following responsibilities:

▪

Advise the Committee on management proposals, as requested;

▪

Provide market data and recommendations on NEO compensation;

▪

Provide market data and recommendations on non-employee Director compensation;

▪

Make recommendations concerning the Compensation Peer Group;

▪

Review the selected Peer Group and survey data for competitive comparisons;

▪

Provide market data and recommendations on NEO severance benefits in the events of termination without cause and changes in control;

▪

Undertake special projects at the request of the Committee; and

▪

Participate in Committee meetings.

The Committee has considered the independence factors adopted by the NYSE and has determined that its consultant, Longnecker, is independent within the meaning of the NYSE listing standards.

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COMPENSATION DISCUSSION AND ANALYSIS

As part of its ongoing services to the Committee, one or more representatives of Longnecker attended five of the Committee meetings held in 2019. Longnecker provided the following services in 2019:

▪

Reviewed and provided input on the CD&A in the 2019 proxy statement;

▪

Attended the February 20, 2019 Compensation Committee meeting and consulted with the Committee on annual cash incentive awards;

▪

Attended the May 8, 2019 Compensation Committee meeting and consulted with the Committee on executive base salary levels;

▪

Made recommendations concerning the Compensation Peer Group;

▪

Conducted a market analysis of Board compensation and consulted with the Committee concerning Board compensation; and

▪

Provided an executive compensation analysis and a recommended range for long-term equity grants, participated in the December 5, 2019 Compensation Committee meeting and consulted with the Committee on performance share awards and provided the Committee with recommendations for executive severance agreements.

Management

Our CEO and President is the principal management resource for compensation recommendations to the Committee with respect to the other NEOs. The CEO (i) provides an annual assessment of Cimarex's overall financial and operational performance and (ii) evaluates individual NEO performance and recommends individual base salary adjustments, annual cash incentive awards, and long-term equity awards. His evaluations generally include factors such as scope of responsibility, contribution to Company performance, technical competence, managerial skills and advancement potential. The Committee considers the CEO's recommendations in making decisions regarding executive compensation. The Committee exercises its discretion to accept, reject or modify these compensation recommendations.

Our Senior Vice President—Chief Human Resources Officer and Senior Vice President—General Counsel act as informational resources to Longnecker and the Committee and compile survey and other compensation data for their review. The Committee, in consultation with Longnecker, reviews this information when making executive compensation and program design decisions.

▪
Other Compensation Arrangements

Post-Employment and Employment Arrangements

Severance Compensation Agreements

On March 9, 2020, we entered into Severance Compensation Agreements (the "Agreements") with each of the NEOs. The Agreements are described below under "Potential Payments Upon Termination or Change-in-Control—Severance Compensation Agreements." The Company believes that the Agreements are a fair and appropriate step to ensure the NEOs' continued employment, attention and dedication, and to ensure the NEOs' continued service, notwithstanding the possibility or threat of a change in control or involuntary termination of employment without cause.

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COMPENSATION DISCUSSION AND ANALYSIS

Retirement Benefits

Employees, including the NEOs, are eligible to participate in the Cimarex 401(k) defined contribution retirement plan ("401(k) Plan"). Cimarex matches dollar-for-dollar employee contributions to the 401(k) Plan up to 7% of the employee's cash compensation, subject to limits imposed by the Internal Revenue Code. The Board is authorized to make profit-sharing contributions under the 401(k) Plan. In February 2020, the Board determined that no profit-sharing contribution would be made due to the Company's $124.6 million net loss in 2019.

In addition, eligible participants, including the NEOs, may participate in the Supplemental Savings Plan, which is a non-qualified deferred compensation plan that permits participants to make contributions (and to receive matching contributions) in excess of the Internal Revenue Code limitations for 401(k) plans. See "Compensation Tables—2019 Nonqualified Deferred Compensation" for information about contributions to the Supplemental Savings Plan. The Committee administers this plan and designates who may participate. Benefits are paid upon the later to occur of termination of employment or the time elected by the participant. In the event of a change in control, each participant receives a lump sum cash payment of the amount allocated to his or her account.

Perquisites

We offer a limited number of perquisites (personal benefits) to our NEOs that are not offered to other employees, including financial and estate planning and annual medical examinations. Our corporate aircraft is not available for personal use by any employee. With the authorization of our CEO, however, the corporate aircraft may be used by an employee or a member of his/her family for medical purposes. The incremental cost for non-business use of our corporate aircraft, if any, is disclosed in the "Summary Compensation Table." We use the Standard Industry Fare Level tables published by the Internal Revenue Service to determine the amount of compensation income that is imputed to the employee for tax purposes for personal use of corporate aircraft. There was no personal use of our aircraft in 2019.

▪
Other Compensation Policies

Total Pay Considerations

The Committee considers Total Direct Compensation at the time it makes a decision on any element of executive compensation. The Committee also reviews the relationship of the CEO's total compensation to the total compensation of each of the other NEOs.

Stock Ownership and Holding Requirements

Cimarex's Executive Stock Ownership Guidelines are intended to more closely align the interests of our executive officers with those of our shareholders. Pursuant to a revision made in December 2016, the CEO is expected to own Cimarex shares in an amount equal to six times his annual base salary, and each executive officer who reports to the CEO is expected to own stock in an amount equal to three times his or her annual base salary. A newly appointed executive officer has three years from the date of his or her initial election or appointment to comply with the guidelines. Until the stock ownership guidelines are met, an executive officer may not sell any Cimarex stock acquired through equity grants except to pay income

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COMPENSATION DISCUSSION AND ANALYSIS

taxes upon the vesting of awards or to pay the exercise price and related income taxes upon the exercise of stock options. Restricted stock, restricted stock units, deferred compensation units and performance awards are counted in calculating ownership. Shares subject to options are not counted. As of March 10, 2020, all officers were in compliance with the stock ownership guidelines.

Clawback Policy

We have adopted a clawback policy providing that, in the event of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws, the Committee has the right to use reasonable efforts to recover from any of our current or former executive officers incentive-based compensation related to the restatement and received during the three-year period preceding any such accounting restatement. This policy applies to incentive-based compensation granted on or after June 1, 2012. This clawback policy will be interpreted in the best judgment of the Committee in a manner consistent with any applicable rules or regulations adopted by the SEC or the NYSE as contemplated by the Dodd-Frank Act.

Non-Hedging and Non-Pledging Policies

Our insider trading policy prohibits Directors, officers and designated employees from engaging in hedging or monetization transactions, and other employees are strongly discouraged from engaging in such transactions. Any other employee wishing to enter into such an arrangement must first submit the proposed transaction for approval by the compliance officer designated in the policy. The policy also prohibits Directors, officers and employees from holding Cimarex stock in a margin account or pledging Cimarex stock as collateral for a loan.

Tax Law Considerations

The Committee considers the impact of applicable tax laws with respect to executive compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), limits the amount of compensation that Cimarex may deduct on its federal income tax return for compensation paid to certain executive officers to no more than $1 million per year. Through 2017, there were exceptions to the $1 million limitation for performance-based compensation meeting certain requirements. The performance-based portion of our restricted stock awards made prior to November 2, 2017 is the only element of executive compensation designed to qualify for the performance-based exception to the $1 million deduction limit, provided additional requirements are met. These exceptions were eliminated by the Tax Cuts and Jobs Act enacted in December 2017. The Committee attempted to preserve the deductibility of compensation paid to executive officers by utilizing performance-based stock awards until this tax law change, but did not limit executive compensation to amounts deductible under Section 162(m) and does not plan to limit executive compensation to deductible amounts going forward.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis section of Cimarex's 2020 proxy statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Cimarex's 2020 proxy statement.

THE COMPENSATION COMMITTEE

Floyd R. Price (Chair)
Paul N. Eckley
Hans Helmerich
Lisa A. Stewart

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EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table describes 2017-2019 compensation of our CEO, CFO and the three other most highly compensated executive officers.

				Stock Awards ($)(1)		Non-Equity

Name and Principal Position	Year	Salary	Bonus	Performance- based	Time Vested	Incentive Plan Comp.(2)	All Other Comp.(3)	Total

Thomas E. Jorden	2019	$ 1,009,324	—	$3,362,500	$3,362,500	$1,153,000	$115,231	$9,002,555

Chief Executive Officer,	2018	$ 976,789	—	$3,450,000	$3,450,000	$1,740,000	$110,691	$9,727,480

President, and Chairman of the Board (CEO) (Principal Executive Officer)	2017	$ 960,000	—	$8,000,000	$—	$2,000,000	$94,129	$11,054,129

G. Mark Burford	2019	$ 505,846	—	$1,250,000	$1,250,000	$440,000	$80,073	$3,525,919

Senior Vice President	2018	$ 468,394	—	$1,375,000	$1,375,000	$700,000	$89,183	$4,007,577

and Chief Financial Officer (CFO) (Principal Financial Officer)	2017	$ 460,000	—	$2,900,000	$—	$760,000	$73,307	$4,193,307

Joseph R. Albi	2019	$ 640,569	—	$1,450,000	$1,450,000	$600,000	$93,892	$4,234,461

Executive Vice	2018	$ 620,241	—	$1,500,000	$1,500,000	$875,000	$83,635	$4,578,876

President—Operations, Chief Operating Officer (COO)	2017	$ 602,151	—	$3,400,000	$—	$1,000,000	$68,872	$5,071,023

John A. Lambuth	2019	$ 535,262	—	$1,450,000	$1,450,000	$480,000	$66,453	$3,981,715

Executive Vice	2018	$ 517,514	—	$1,500,000	$1,500,000	$775,000	$71,786	$4,364,300

President—Exploration	2017	$ 495,791	—	$3,400,000	$—	$900,000	$61,081	$4,856,872

Christopher H. Clason(4)	2019	$ 295,212	$100,000	$1,875,000	$1,781,000	$360,000	$699,844	$5,111,056

Senior Vice President and Chief Human Resources Officer (CHRO)

(1)
Represents the grant date fair value ("GDFV") of the awards, which is the aggregate compensation cost to be recognized over the service period under FASB ASC Topic 718. The grant date fair value for the restricted stock awards that vest based on continuous employment and the passage of time is the closing price of the Company's common stock on the December 5, 2019 date of grant. The grant date fair value for the performance stock awards is determined using the Monte Carlo simulation method. Actual payouts with respect to the performance stock awards can range from zero percent to 200 percent of the initial shares awarded based on the ranking of the Company's relative stock price performance in comparison to the peer group at the end of the three-year performance period.
(2)
Amount reported for the year earned.

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EXECUTIVE COMPENSATION TABLES
(3)
All Other Compensation includes the value of perquisites or personal benefits received by the Named Executive Officer, including for reserved parking, financial consulting services, and estate planning. The following describes each perquisite in excess of $25,000 other than amounts described in footnote (4) below in connection with the hiring and relocation of Mr. Clason.

Executive Officer	Company Contributions to Retirement Plans	Insurance Premiums

Thomas E. Jorden, CEO
2019	$38,000	$67,223
2018	$48,000	$45,722
2017	$46,800	$27,512

G. Mark Burford, CFO
2019	$38,000	$25,346
2018	$48,000	$19,658
2017	$46,800	$14,571

Joseph R. Albi, COO
2019	$38,000	$31,956
2018	$48,000	$24,295
2017	$46,800	$22,072

John A. Lambuth, EVP
2019	$38,000	$28,453
2018	$48,000	$23,786
2017	$46,800	$14,281

Christopher H. Clason, SVP, CHRO
2019	$16,638	$7,789

(4)
This is the first year Mr. Clason is included as an NEO in the Summary Compensation Table. Therefore, information is reported only for the 2019 fiscal year. In connection with the hiring and relocation of Mr. Clason, he received the following:
  (a)
  A one-time stock award effective upon his date of hire of April 10, 2019 consisting of a performance based award with a GDFV of $950,000 and a time-based award with a GDFV of $856,000. These amounts are included in the Stock Awards column of the Summary Compensation Table. These awards vest on December 1, 2021 based on the same terms as awards made to the other NEOs in December 2018.
  (b)
  A one-time reporting bonus of $100,000 paid on April 10, 2019 that is included in the Bonus column of the Summary Compensation Table.
  (c)
  Tax reimbursement for standard non-deductible relocation expenses of $288,022; payment of expenses for home improvements and repairs to prepare his prior home for sale and reimbursement of a loss on the sale of his home in the aggregate amount of $304,624; and the cost of moving his household goods in the amount of $34,123, all of which are included in the All Other Compensation column of the Summary Compensation Table.

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EXECUTIVE COMPENSATION TABLES

2019 GRANTS OF PLAN-BASED AWARDS

▪
    2019 Non-Equity Incentive Plan

The following table describes the target and maximum amounts of annual cash incentive awards for the CEO and other NEOs and the actual award paid in March 2020 for 2019 services. The non-equity incentive plan provides for no minimum (threshold) award. The amounts listed in the "Target" column represent 125% of the year-end base salary for CEO and 100% of the year-end base salary for other NEOs. The amounts listed in the "Maximum" column represent 250% of year-end base salary for CEO and 200% of the year-end base salary for other NEOs. See the description of our annual cash incentive award plan in "CD&A—Section 2."

	Estimated Future Payouts Under Non-Equity Incentive Plan
				Actual Award Paid in March 2020
Name	Threshold	Target	Maximum
Thomas E. Jorden, CEO	$0	$1,280,813	$2,561,625	$1,153,000

G. Mark Burford, CFO	$0	$515,000	$1,030,000	$440,000

Joseph R. Albi, COO	$0	$650,300	$1,300,600	$600,000

John A. Lambuth, EVP	$0	$543,400	$1,086,800	$480,000

Christopher H. Clason, SVP, CHRO	$0	$420,000	$840,000	$360,000

▪
    2019 Equity Incentive Plan Awards

The following table provides information regarding the awards of restricted stock made to the NEOs in 2019. No option awards were made in 2019. See "CD&A—Section 2—Long-Term Equity Incentive Award Program," for more information about these awards.

				Estimated Future Payouts Under Equity Incentive Plan Awards (in shares)(2)				Grant Date Fair Value of Stock & Option Awards(4)
		Award Grant Date	Comp. Comm. Approval Date				All Other Stock Awards: Number of Shares(3)
	Type of Award(1)
Name				Threshold	Target	Maximum

Thomas E. Jorden, CEO	PSA	12/5/2019	12/5/2019	18,318	73,273	146,546	—	$3,362,500
	RSA	12/5/2019	12/5/2019	—	—	—	72,844	$3,362,500
G. Mark Burford, CFO	PSA	12/5/2019	12/5/2019	6,810	27,239	54,478	—	$1,250,000
	RSA	12/5/2019	12/5/2019	—	—	—	27,080	$1,250,000
Joseph R. Albi, COO	PSA	12/5/2019	12/5/2019	7,899	31,597	63,194	—	$1,450,000
	RSA	12/5/2019	12/5/2019	—	—	—	31,412	$1,450,000
John A. Lambuth, EVP	PSA	12/5/2019	12/5/2019	7,899	31,597	63,194	—	$1,450,000
	RSA	12/5/2019	12/5/2019	—	—	—	31,412	$1,450,000
Christopher H. Clason, SVP, CHRO	PSA	12/5/2019	12/5/2019	5,039	20,157	40,314	—	$925,000
	RSA	12/5/2019	12/5/2019	—	—	—	20,039	$925,000
	PSA	4/10/2019	2/20/2019	5,263	10,525	21,050		$950,000
	RSA	4/10/2019	2/20/2019	—	—	—	12,599	$856,000

(1)
PSA = Performance stock awards. RSA = Restricted stock awards
(2)
The amounts in these columns represent the threshold, target and maximum payouts for the performance stock awards granted to each named executive officer during the 2019 fiscal year. The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero) of the number of performance shares granted. If performance is below the threshold, no shares are paid. The number of shares shown in the "Target" column reflects a payout of 100% of the number of performance shares granted. The number of shares shown in the "Maximum" column reflects the highest possible payout of 200% of the

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  number of performance shares granted. The actual payout of shares may be anywhere between 0% and 200% of the number of performance shares granted depending on the Company's performance at the end of the three-year performance period. See "CD&A—Section 2—Key 2019 Compensation Actions" above for more discussion of the performance stock awards.

(3)
The amounts in this column represent the time-based restricted stock granted to the named executive officers on the noted date. These restricted shares will vest on December 1, 2022 based on continuous service through that date except for the April 10, 2019 restricted stock award for Mr. Clason, which vests December 1, 2021.
(4)
For performance shares, represents the estimated fair value of the shares as of the grant date utilizing a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718. The estimated fair value is the aggregate compensation cost to be recognized over the service period.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

	STOCK AWARDS Equity Incentive Plan Awards That Have Not Vested

Name	No. of Shares	Market Value of Unearned Shares(1)

Thomas E. Jorden, CEO	319,521 (2)	$16,771,657
G. Mark Burford, CFO	120,206 (3)	$6,309,613
Joseph R. Albi, COO	137,528 (4)	$7,218,845
John A. Lambuth, EVP	137,528 (5)	$7,218,845
Christopher H. Clason, SVP, CHRO	63,320 (6)	$3,323,667

(1)
The amount in this column reflects the closing market price of the stock of $52.49 on December 31, 2019 (the last trading day of 2019) multiplied by the number of shares reported in the previous column.
(2)
Between a minimum of 44,712 and a maximum of 89,425 shares could vest on December 1, 2020, 45,756 shares will vest on December 1, 2021, and between a minimum of 19,111 and a maximum of 76,446 shares could vest on December 1, 2021, and 72,844 shares will vest on December 1, 2022, and between a minimum of 18,318 and a maximum of 146,546 shares could vest on December 1, 2022.
(3)
Between a minimum of 16,208 and a maximum of 32,417 shares could vest on December 1, 2020, 18,236 shares will vest on December 1, 2021, and between a minimum of 7,617 and a maximum of 30,468 shares could vest on December 1, 2021, and 27,080 shares will vest on December 1, 2022, and between a minimum of 6,810 and a maximum of 54,478 shares could vest on December 1, 2022.
(4)
Between a minimum of 19,002 and a maximum of 38,006 shares could vest on December 1, 2020, 19,894 shares will vest on December 1, 2021, and between a minimum of 8,309 and a maximum of 33,237 shares could vest on December 1, 2021, and 31,412 shares will vest on December 1, 2022, and between a minimum of 7,899 and a maximum of 63,194 shares could vest on December 1, 2022.
(5)
Between a minimum of 19,002 and a maximum of 38,006 shares could vest on December 1, 2020, 19,894 shares will vest on December 1, 2021, and between a minimum of 8,309 and a maximum of 33,237 shares could vest on December 1, 2021, and 31,412 shares will vest on December 1, 2022, and between a minimum of 7,899 and a maximum of 63,194 shares could vest on December 1, 2022.
(6)
12,599 shares will vest on December 1, 2021, and between a minimum of 5,263 and a maximum of 21,050 shares could vest on December 1, 2021, and 20,039 shares will vest on December 1, 2022, and between a minimum of 5,039 and a maximum of 40,314 shares could vest on December 1, 2022.

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EXECUTIVE COMPENSATION TABLES

2019 OPTION EXERCISES AND RESTRICTED STOCK VESTED

	2019 OPTION EXERCISES		2019 STOCK VESTING(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas E. Jorden, CEO	--	$--	49,987	$2,297,902
G. Mark Burford, CFO	--	$--	18,734	$877,651
Joseph R. Albi, COO	--	$--	19,042	$875,360
John A. Lambuth, EVP	--	$--	17,852	$820,656
Christopher H. Clason, SVP, CHRO	--	$--	--	$--

(1)
The restricted shares that vested in December 2019 as shown in the table consisted of performance shares granted to the NEOs in December 2016, plus time-based restricted shares that were granted to Mr. Burford in 2014 when he was not an NEO. See above "CD&A—2019 Vesting of NEO Equity Awards" for additional information. The following is a comparison of the grant date fair value of the performance shares granted in December 2016 to the value realized upon vesting of those performance shares in December 2019 (excluding the time-based restricted shares that vested in 2019 for Mr. Burford). The Value Realized Upon Vesting was less than the Grant Date Fair Value ("GDFV") because the Company's ranking in relative stock price performance compared to its Stock Performance Peer Group over the vesting period resulted in less than 100% vesting, and the Company's stock price was lower on the vesting date compared to the date of grant.

Name	Performance Shares Granted in December 2016	GDFV of Performance Shares Granted in December 2016	Performance Shares Vested in December 2019	Value Realized Upon Vesting in December 2019	GDFV compared to Realized Value	Value Realized as Percentage of GDFV

Thomas E. Jorden, CEO	89,263	$10,500,000	49,987	$2,297,902	$(8,202,098)	22%

G. Mark Burford, CFO	27,204	$3,200,000	15,234	$700,306	$(2,499,694)	22%

Joseph R. Albi, COO	34,005	$4,000,000	19,042	$875,360	$(3,124,640)	22%

John A. Lambuth, EVP	31,880	$3,750,000	17,852	$820,656	$(2,929,344)	22%

Christopher H. Clason, SVP, CHRO	--	--	--	--	--	--

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2019 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the Supplemental Savings Plan (the "SSP") contributions and earnings for our NEOs in each of the last three fiscal years. Under the terms of the SSP, a participant may make an elective contribution to the SSP of an amount that exceeds the maximum amount permitted to be contributed to his account in the Cimarex 401(k) Plan (an "excess contribution") provided that the excess contribution does not exceed the dollar limitation on elective deferrals under the Internal Revenue Code section 402(g) in effect on January 1 of the calendar year of deferral (2019 limitation was $19,000). Cimarex will match 100% of the excess contributions up to 7% of a participant's eligible compensation. A participant also may elect to have up to 50% of his or her compensation and up to 100% of his or her

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EXECUTIVE COMPENSATION TABLES

bonus withheld from his or her compensation and allocated to his or her SSP account. Cimarex does not match these contributions.

Name	Executive Contributions (1)	Registrant Contributions (2)		Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE

Thomas E. Jorden, CEO
2019	$19,000	$19,000		$48,652	$--	$973,596	(3)
2018	$18,500	$18,500		$6,235	$--	$786,458
2017	$18,000	$18,000		$15,169	$--	$743,658

G. Mark Burford, CFO
2019	$19,000	$19,000		$84,437	$--	$455,089	(3)
2018	$18,500	$18,500	$	<23,201>	$--	$333,099
2017	$18,000	$18,000		$44,899	$--	$319,734

Joseph R. Albi, COO
2019	$19,000	$19,000		$165,255	$--	$929,419	(3)
2018	$18,500	$18,500	$	<53,681>	$--	$726,610
2017	$18,000	$18,000		$94,735	$--	$743,726

John A. Lambuth, EVP
2019	$19,000	$19,000		$126,055	$--	$885,535	(3)
2018	$54,726	$18,500	$	<30,733>	$--	$684,459
2017	$18,000	$18,000		$74,608	$--	$642,400

Christopher H. Clason, SVP, CHRO
2019	$--	$--		$--	$--	$--	(3)

(1)
The amounts included in this column also are included in the "Salary" column in the "Summary Compensation Table."
(2)
The amounts reported in this column also are included in the "All Other Compensation" column and footnote 3 thereto in the "Summary Compensation Table."
(3)
The following table sets forth amounts included in the aggregate balance at December 31, 2019 that were reported as compensation to the NEO in the Summary Compensation Table for previous years.

NEO	Amount of Previously Reported Compensation
Thomas E. Jorden, CEO	$691,760
G. Mark Burford, CFO	$262,329
Joseph R. Albi, COO	$501,289
John A. Lambuth, EVP	$522,377
Christopher H. Clason, SVP, CHRO	$--

CEO PAY RATIO

The 2019 annual total compensation of our CEO, as shown in the "Summary Compensation Table" above, was $9,002,555. The annual total compensation of Cimarex's identified median employee was $124,105 in 2019. This results in a ratio of 73 to 1. The pay ratio decreased from the 2018 pay ratio of 82 to 1 due to an increase in the compensation of the median employee and a decrease in the compensation of our CEO as described above in the "CD&A."

The median employee was identified from our total employee population as of December 31, 2019. Not including the CEO, this represents 971 full-time and 15 part-time or seasonal employees. We calculated the

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EXECUTIVE COMPENSATION TABLES

median total compensation by an array of wages from lowest to highest reflected as Medicare Taxable Earnings as reported on Internal Revenue Service Form W-2 (Box 5) for 2019. We made no assumptions, adjustments, or estimates with regard to total compensation, and we did not annualize the compensation for any employees that we did not employ the entire year.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION

Post-termination benefits are not included in the Compensation Committee's analysis of total compensation.

We are obligated to make certain payments to employees, including our NEOs, or to accelerate the vesting of their equity awards pursuant to the following plans and agreements:

▪
Severance Compensation Agreements with NEOs;
▪
2002 Stock Incentive Plan, 2011 Equity Incentive Plan, 2014 Equity Incentive Plan, and 2019 Equity Incentive Plan that govern all equity awards made to Directors and employees, including the NEOs; and
▪
Supplemental Savings Plan.

Our change in control arrangements keep our senior executives focused on pursuing all corporate transaction activity that is in the best interests of shareholders regardless of whether those transactions may result in their own job losses. Uncertainty created by a corporate transaction can create retention risk for a company. In addition, change in control protection is often needed to retain and attract, when necessary, the best talent because many of the companies with whom we compete for talent provide change in control protection.

We do not have a formal program to pay severance benefits nor do our equity award agreements provide for acceleration of equity awards upon the retirement of the NEOs.

▪
Change in Control

We are obligated under the Severance Compensation Agreements with NEOs to pay benefits upon a "change in control" event. Cimarex's definition of "change in control" as used in its 2002 Stock Incentive Plan, its 2011 Equity Incentive Plan, its 2014 Equity Incentive Plan and its 2019 Equity Incentive Plan, and its Severance Compensation Agreements with NEOs are the same. In summary, a change in control event means any of the following:

▪
Acquisition of 30% or more of the shares of our outstanding common stock or the combined voting power of voting securities of Cimarex by an individual or group;
▪
Members of our Board of Directors, or Directors nominated by those Directors, cease to constitute a majority of the Directors during any twelve month period;
▪
A reorganization, share exchange or merger unless (i) the shareholders prior to the reorganization or merger continue to own more than 40% of the outstanding common stock and combined voting power of the resulting corporation following the reorganization or merger, and (ii) at least a majority of the members of the Board of the corporation resulting from the merger or reorganization were members of the Board at the time of executing the agreement to reorganize or merge; or
▪
The complete liquidation or dissolution of Cimarex or the sale of all or substantially all of its assets.

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EXECUTIVE COMPENSATION TABLES
▪
Severance Compensation Agreements

On March 9, 2020, we entered into Severance Compensation Agreements (the "Agreements") with each of the NEOs. The Company believes that the Agreements are a fair and appropriate step to ensure the NEOs' continued employment, attention and dedication, and to ensure the NEOs' continued service, notwithstanding the possibility or threat of a change in control or involuntary termination of employment without cause. The Agreements supersede any prior agreements with or plans covering the NEOs.

Under the Agreements, each NEO is entitled to separation benefits in the event that the NEO's employment is terminated by the Company without cause or by the NEO for "good reason" in certain circumstances, including a reduction in the NEO's base salary, a material reduction in the NEO's annual incentive compensation opportunity (with certain exceptions), or a material geographic relocation other than in connection with the change of the Company's headquarters to Tulsa, Midland or Houston, in each case which the Company has failed to cure.

Separation Benefits

The following table summarizes the separation benefits to be received by an NEO upon termination under the circumstances described above, prior to a change in control (as defined below) of the Company:

In the Event of a Termination Without Cause or For Good Reason	CEO	All Other NEOs

Multiple of Base Salary	2.0x	1.5x
Multiple of Average Bonus	2.0x	1.5x
Current Year Bonus	Pro rated	Pro rated
Years of Medical Benefit Continuation	2 years	1.5 years
Excise Tax Gross Up	None	None

The following table summarizes the separation benefits to be received by an NEO if such a termination occurs within 24 months after a change in control, which is commonly referred to as a "double trigger":

In the Event of a Change-in-Control	CEO	All Other Executive Officers

Multiple of Base Salary	3.0x	2.0x
Multiple of Average Bonus	3.0x	2.0x
Current Year Bonus	Pro rated	Pro rated
Years of Medical Benefit Continuation	3 years	2 years
Excise Tax Gross Up	None	None

The severance payment based on base salary and average bonus is payable in monthly installments of 36 months for the CEO and 24 months for the other NEOs. The severance payment based on the pro rated bonus for the current year is payable in a lump sum. The NEOs will not receive any tax gross up for taxes related to the severance payments.

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Treatment of Equity Awards

In the event of a qualifying termination prior to the occurrence of a change in control, the NEO's outstanding equity awards will be treated as follows: (i) all outstanding time-vested equity awards will vest on a pro rata basis on the date of the qualified termination, based on the period of continuous service elapsed in the vesting period as of the date of the qualifying termination as compared to the total duration of the vesting period, and (ii) all outstanding performance-vested equity awards shall first be reduced on a pro rata basis as of the date of the qualifying termination (such remaining portion of the awards being the "Remaining Portion"), and the Remaining Portion shall then vest, if at all, based on the performance measures set forth in the award agreements at the end of the relevant vesting period(s), provided that the NEO executes additional one-year non-solicitation agreements each year following the expiration of the one-year non-solicitation period set forth in the Agreement, such that the NEO remains subject to a non-solicitation covenant continuously from the date of the qualifying termination through the end of the relevant vesting period(s). If the NEO fails to execute any such additional non-solicitation agreement, the Remaining Portion(s) of all then-outstanding performance-vested equity awards shall immediately be forfeited upon expiration of the then-current non-solicitation period.

In the event an NEO remains employed through the date of a Change in Control, the NEO's outstanding equity awards shall be treated as set forth in the applicable equity incentive plan(s) and award agreements.

Confidentiality, Non-Compete and Non-Solicitation Obligations

As consideration for the separation benefits under the Agreements, the NEOs agreed to certain confidentiality obligations with respect to proprietary information of the Company gained as a result of their employment. In addition, the NEOs are subject to non-compete provisions under the Agreements, which prohibit them from engaging in any competitive business, as defined in the Agreements, during the term of the Agreements or for a period of one year following termination within certain geographical boundaries based on the locations where the Company does business. The NEOs also are prohibited during the term of the Agreement and for one year following termination from soliciting the services of any employee of the Company or the business of any person who was a client or customer of the Company. To receive the severance benefits after a qualifying termination or change in control, the NEO is required to sign a general release of claims within 60 days after termination.

▪
Termination of Employment Related to Death or Disability

The award agreements for grants of equity under our 2002 Stock Incentive Plan, and the provisions of our 2011 Equity Incentive Plan, our 2014 Equity Incentive Plan and our 2019 Equity Incentive Plan, provide for acceleration of vesting of awards in the event of death or disability. No benefits are payable under the Severance Compensation Agreements upon death or disability.

▪
Supplemental Savings Plan

After termination of employment for any reason, NEOs who are participants in our Supplemental Savings Plan (the "SSP") will receive deferred compensation payments at the times they elected under the SSP. For a description of the SSP, a summary of the contributions and earnings for our NEOs under the SSP in each of the last three fiscal years, and the current balances of each NEO's account at December 31, 2019 that

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EXECUTIVE COMPENSATION TABLES

would be distributable following termination of employment, please see "2019 Nonqualified Deferred Compensation" above.

▪
Estimated Benefits upon Various Termination Scenarios

The following table summarizes potential payments to each of our NEOs in connection with certain termination events, including an involuntary termination without cause or resignation for good reason without a change in control, an involuntary termination within a change in control period, a change in control without termination of employment, as these events are described above in "—Severance Compensation Agreements," and termination due to death or disability, which is not covered by the Severance Compensation Agreements but is addressed in our equity plans.

Name	Involuntary Termination Without Cause or Resignation for Good Reason Outside of a Change of Control Period(1)	Involuntary Termination Within a Change of Control Period(2)	Change of Control; No Termination(3)	Termination Due to Death or Disability(4)

Thomas E. Jorden, CEO
Average Annual Cash Compensation	$4,879,113	$7,318,670	$—	$—
Current Year Pro Rated Bonus	$1,446,500	$1,446,500	$—	$—
Long Term Award Payout(5)	$5,005,346	$16,771,657	$16,771,657	$16,771,657
Continued Benefits	$189,242	$$283,863	$—	$—
TOTAL(6)	$11,520,201	$25,820,690	$16,771,657	$16,771,657
G. Mark Burford, CFO
Average Annual Cash Compensation	$1,585,680	$2,114,240	$—	$—
Current Year Pro Rated Bonus	$570,000	$570,000	$—	$—
Long Term Award Payout(5)	$1,872,952	$6,309,613	$6,309,613	$6,309,613
Continued Benefits	$85,036	$113,381	$—	$—
TOTAL(6)	$4,113,668	$9,107,234	$6,309,613	$6,309,613
Joseph R. Albi, COO
Average Annual Cash Compensation	$2,051,858	$2,735,810	$—	$—
Current Year Pro Rated Bonus	$737,500	$737,500	$—	$—
Long Term Award Payout(5)	$2,143,845	$7,218,845	$7,218,845	$7,218,845
Continued Benefits	$78,005	$104,006	$—	$—
TOTAL(6)	$5,011,207	$10,796,161	$7,218,845	$7,218,845
John A. Lambuth, EVP
Average Annual Cash Compensation	$1,730,832	$2,307,776	$—	$—
Current Year Pro Rated Bonus	$627,500	$627,500	$—	$—
Long Term Award Payout(5)	$2,143,845	$7,218,845	$7,218,845	$7,218,845
Continued Benefits	$83,776	$111,701	$—	$—
TOTAL(6)	$4,585,952	$10,265,822	$7,218,845	$7,218,845
Christopher H. Clason, SVP, CHRO(7)
Average Annual Cash Compensation	$1,530,000	$2,040,000	$—	$—
Current Year Pro Rated Bonus	$360,000	$360,000	$—	$—
Long Term Award Payout(5)	$383,208	$3,323,667	$3,323,667	$3,323,667
Continued Benefits	$52,780	$70,373	$—	$—
TOTAL(6)	$2,325,988	$5,794,040	$3,323,667	$3,323,667

(1)
This column represents the amounts that would have been payable to the NEO in the event that the NEO's employment was terminated by the Company on December 31, 2019 without cause or by the NEO for "good reason" not involving a change in control. In this event, the CEO receives 2 times and the other NEOs receive 1.5 times their average annual cash compensation (salary plus annual cash incentive award) for the last two years, their pro rated cash incentive award for the current year, and pro

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  rated vesting of equity awards. See "—Separation Compensation Agreements" above. This column assumes performance-based awards remaining after pro ration achieved 100% vesting based on satisfying performance objectives at the end of the respective performance periods.

(2)
This column represents the amounts that would have been payable to the NEO in the event that the NEO's employment is terminated by the Company on December 31, 2019 without cause or by the NEO for "good reason" within two years after a change in control. In this event, the CEO receives 3 times and the other NEOs receive 2 times their average annual cash compensation (salary plus annual cash incentive award) for the last two years, their pro rated cash incentive award for the current year, and full vesting of time based equity awards and vesting of performance based equity awards assuming the performance period ended on the date of the change in control. See "—Separation Compensation Agreements" above. This column assumes all performance-based awards achieved 100% vesting.
(3)
This column represents the amounts that would have been payable in the event a change in control occurs on December 31, 2019 and the NEOs remain employed by the Company. In this event, no severance benefits are payable under the Severance Compensation Agreements and the NEOs' outstanding equity awards are treated as set forth in the applicable equity incentive plan(s) and award agreements. Our equity incentive plans provide for acceleration of vesting of time-based equity awards in the event of a change in control. Vesting of performance awards upon a change in control is based on the actual performance through date of the change in control rather than the full performance period. This column assumes all performance-based awards achieved 100% vesting.
(4)
This column represents the amounts that would have been payable in the event an NEO died or became disabled on December 31, 2019. The award agreements for grants of equity under our equity plans and the provisions of those equity plans provide for acceleration of vesting of awards in the event of death or disability. No benefits are payable under the Severance Compensation Agreements upon death or disability.
(5)
For purposes of this table, the "Long Term Award Payout" is based on the closing price for the Company's common stock on December 31, 2019 of $52.49.
(6)
The total represents the maximum value of the payments and benefits that the executive would have received upon the occurrence of a change of control or the referenced termination of employment. However, if the total amount of payments and benefits to be provided to the NEO would cause the NEO to incur "golden parachute" excise tax liability, then any payments and benefits provided under the executive's employment agreement may be reduced to the extent necessary to eliminate the application of the excise tax if that will leave the executive in a better after-tax position than if no such reduction had occurred. Accordingly, the total value of the payments and benefits that the executive would receive under such circumstances may be less than the total reflected in the table. There are no "gross up" payments for excise taxes that may be imposed.
(7)
Mr. Clason joined Cimarex in April 2019. The calculation of severance benefits under the Severance Compensation Agreement are based on annualized salary in accordance with the agreement.

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our Directors and certain officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as Directors or officers, to advance their expenses incurred as a result of a proceeding for which they may be indemnified, and to cover them under any Directors' and officers' liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and will be in addition to any other rights that the indemnitee may have under our Restated Certificate of Incorporation, Bylaws, and applicable law.

72	2020 Notice of Annual Meeting and Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

Our Compensation Committee administers our Director compensation program. Total Director compensation is designed to be near the 50th percentile of that paid by comparable public oil and gas companies with similar market capitalization and revenue. We use the same group of companies in reviewing Director compensation as we use in reviewing executive base salary and total direct compensation. See "CD&A—Section 1—Competitive Positioning" for a list of, and the methodology followed in selecting, these companies. The Compensation Committee uses its independent compensation consultant, Longnecker & Associates, to review and make recommendations concerning Director compensation. The Compensation Committee, after reviewing the consultant's recommendations with the CEO, recommends Director compensation for Board consideration and approval at the Board meeting held following each year's Annual Meeting of Shareholders. Payment of the annual component of Director compensation occurs on June 1 of each year.

For 2019, compensation for non-employee Directors consisted of the following:

Compensation	Amount

Annual Cash Retainer (payable on June 1 of each year)	$105,000
Annual Equity Retainer (comprised of restricted stock that vests on the earlier of (i) the termination of the service as a Director other than because of removal or (ii) May 1 of the following year)	$200,000
Committee Chair Fee (for Audit Committee and Compensation Committee; also for Nominating and Corporate Governance Committee Chair if the Nominating and Corporate Governance Committee Chair is not the Lead Director)	$20,000
Lead Director Fee (who also acts as Nominating and Corporate Governance Committee Chair)	$40,000
Board Meeting Attendance Fee	None
Committee Meeting Attendance Fee	None

At the May 8, 2019 meeting, the Board, on the recommendation of the Compensation Committee and the Compensation Committee's independent compensation consultant, and based on a study of peers and market trends, recommended no changes to Director compensation.

Cimarex Energy Co.	73

NON-EMPLOYEE DIRECTOR COMPENSATION
▪
Independent Director 2019 Compensation

The following table discloses compensation earned by or paid to independent Directors in 2019.

Name	Fees Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Paul N. Eckley	$105,000	$200,000	$1,399	$306,399
Hans Helmerich	$105,000	$200,000	$8,794	$313,794
David A. Hentschel(4)	$85,000	$—	$502	$85,502
Kathleen A. Hogenson(5)	$70,000	$133,333	$556	$203,889
Harold R. Logan, Jr.	$145,000	$200,000	$1,901	$346,901
Floyd R. Price	$125,000	$200,000	$1,901	$326,901
Monroe W. Robertson	$125,000	$200,000	$1,901	$326,901
Lisa A. Stewart	$105,000	$200,000	$1,901	$306,901
Michael J. Sullivan(6)	$105,000	$200,000	$1,201	$306,201
L. Paul Teague(7)	$0	$—	$93	$93
Frances M. Vallejo	$105,000	$200,000	$1,807	$306,807

(1)
Represents fees earned or paid for services as a Director during 2019, including the annual cash retainer fee, Committee Chair fee and Lead Director fee.
(2)
Represents the aggregate grant date fair market value of the 3,497 shares of restricted stock as of the June 1, 2019 grant date.
(3)
Consists of dividends paid during 2019 on unvested restricted stock awards and dividend equivalents paid during 2019 on deferred compensation units that settle in shares of common stock.
(4)
Mr. Hentschel served as a Director until May 31, 2019, at which time he began serving as Director Emeritus. As Director Emeritus, Mr. Hentschel was paid an annual retainer for 2019 of $85,000, which is included under "Fees Paid in Cash."
(5)
Ms. Hogenson was appointed as a Director on September 30, 2019 and received a pro rata share of the annual cash and equity retainer fees for the year June 1, 2019 to May 31, 2020.
(6)
Mr. Sullivan served as a Director until September 30, 2019, at which time he began serving as Director Emeritus.
(7)
Mr. Teague served as Director Emeritus until the conclusion of the 2019 Annual Meeting of Shareholders.

The following table discloses as of December 31, 2019 the aggregate number of outstanding unvested stock awards and the market value of those awards. Market value is based on the closing trading price of $52.49 on December 31, 2019 (the last trading day of 2019). The Directors have the right to vote and receive dividends on unvested stock awards. There were no outstanding vested but unexercised option awards as of that date.

Independent Director	Unvested Stock Awards	Market Value

Paul N. Eckley	3,497	$183,558
Hans Helmerich	3,497	$183,558
Kathleen A. Hogenson	2,781	$145,975
Harold R. Logan, Jr.	3,497	$183,558
Floyd R. Price	3,497	$183,558
Monroe W. Robertson	3,497	$183,558
Lisa A. Stewart	3,497	$183,558
Frances M. Vallejo	3,497	$183,558

In connection with Mr. Hentschel's retirement from the Board effective May 31, 2019, and Mr. Sullivan's retirement from the Board effective September 30, 2019, the Board appointed each of them as Director Emeritus for up to a two-year term. As compensation for serving as Director Emeritus, Messrs. Hentschel and Sullivan will each be entitled to a cash retainer of $85,000 per year; they will not receive any

74	2020 Notice of Annual Meeting and Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

additional stock awards as Directors Emeritus. The Company and Messrs. Hentschel and Sullivan also entered into indemnification agreements with substantially the same terms as their Director indemnification agreements.

Stock Ownership and Holding Requirements

Our Corporate Governance Guidelines require that each independent Director own Cimarex stock in an amount equal to five times his or her annual cash retainer. A newly elected Director has five years from the date of his or her initial election or appointment to comply with the Guidelines. Until the stock ownership guidelines are met, a Director may not sell any Cimarex stock acquired through equity grants except to pay income taxes upon the vesting of awards or to pay the exercise price and related income taxes upon the exercise of stock options. Restricted stock, restricted stock units, and deferred compensation units are counted in calculating ownership. Shares subject to options are not counted. Based on his or her holdings, or being in the five-year period to meet the guidelines, as of March 10, 2020, all independent Directors were in compliance with the stock ownership guidelines.

Cimarex Energy Co.	75

SECURITY OWNERSHIP

SECURITY OWNERSHIP

MANAGEMENT, DIRECTORS AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of March 10, 2020, the number of shares of common stock "beneficially owned," as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, by the NEOs, the Directors, and all executive officers and Directors, as a group:

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class

Named Executive Officers:
Thomas E. Jorden, CEO (also Director)	521,678		<1%
G. Mark Burford, CFO	146,597		<1%
Joseph R. Albi, COO (also Director)	190,644		<1%
John A. Lambuth, EVP	169,237		<1%
Christopher H. Clason, SVP, CHRO	63,320		<1%
Directors:
Paul N. Eckley	3,497		<1%
Hans Helmerich	452,812	(2)	<1%
Kathleen A. Hogenson	2,781		<1%
Harold R. Logan, Jr.	14,756		<1%
Floyd R. Price	17,009		<1%
Monroe W. Robertson	20,913		<1%
Lisa A. Stewart	11,493		<1%
Frances M. Vallejo	7,631		<1%
All executive officers and Directors as a group (17 persons)	2,072,779		2%

(1)
Includes restricted stock (as well as shares that are subject to performance-based vesting and time-based vesting more than 60 days after March 10, 2020), direct and indirect ownership of common stock and equivalent shares of common stock held by the trustee for the benefit of the named individual in the Cimarex Energy Co. 401(k) Plan. Does not include deferred compensation units held by one Director.
(2)
Includes 11,450 shares owned by Mr. Helmerich's wife. Mr. Helmerich disclaims beneficial ownership of the shares held by his wife. Also includes 46,691 shares owned by 1993 Hans Helmerich Trust, of which Mr. Helmerich is the trustee, 1,062 shares owned by Helmerich Grandchildren LLC, of which Mr. Helmerich is the co-manager, 7,865 shares owned by Family Trust, of which Mr. Helmerich is the trustee, 36,430 shares owned by The Helmerich Trust, of which Mr. Helmerich is the co-trustee, 325,000 shares held by the Peggy Helmerich QTIP Trust, of which Mr. Helmerich is the trustee, and 10,000 shares held by Saddleridge, LLC, of which Mr. Helmerich owns 99% and his wife owns 1%.

76	2020 Notice of Annual Meeting and Proxy Statement

SECURITY OWNERSHIP

Each of the following shareholders beneficially owns five percent or more of our outstanding shares of common stock. The following table provides information regarding their stock ownership and is based on their filings with the SEC.

	Voting Authority		Dispositive Authority		Total Amount of Beneficial Ownership		Percent of Class

Name and Address	Sole	Shared	Sole	Shared

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,520,718	0	6,157,730	0	6,157,730	(1)	6.0%

Boston Partners One Beacon Street, 30th Floor Boston, MA 02108	6,686,737	11,268	7,686,537	0	7,686,537	(2)	7.55%

Diamond Hill Capital Management, Inc. 325 John H. McConnell Blvd., Suite 200 Columbus, OH 43215	4,793,549	0	5,198,099	0	5,198,099	(3)	5.1%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	0	4,781,190	0	5,536,236	5,537,536	(4)	5.44%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	126,764	22,209	10,907,500	137,226	11,044,726	(5)	10.84%

(1)
Based solely on information as of December 31, 2019 included in a Schedule 13G/A filed with the SEC on February 5, 2020.
(2)
Based solely on information as of December 31, 2019 included in a Schedule 13G/A filed with the SEC on February 10, 2020.
(3)
Based solely on information as of December 31, 2019 included in a Schedule 13G/A filed with the SEC on February 12, 2020.
(4)
Based solely on information as of December 31, 2019 included in a Schedule 13G filed with the SEC on February 14, 2020.
(5)
Based solely on information as of December 31, 2019 included in a Schedule 13G/A filed with the SEC on February 12, 2020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC. Based on a review of such reports, and on written representations from our reporting persons, we believe that all reports were timely filed in 2019.

Cimarex Energy Co.	77

ITEM 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

ITEM 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the 2019 Annual Meeting of Shareholders, 61% of the votes cast were in favor of the advisory vote to approve executive compensation. In addition to the advisory vote, as part of our regular shareholder engagement, we consider and discuss with shareholders a number of matters throughout the year, including executive compensation and governance. Due to the decrease in the number of shares in favor of the advisory vote on executive compensation, the Company increased its shareholder engagement. The Compensation Committee considers any feedback and routinely reviews executive compensation practices and governance.

Based on feedback received during shareholder engagement in 2019 and the results of the 2019 shareholder advisory vote on executive compensation, the Compensation Committee further reduced potential vesting of performance equity awards if the Company's share price declines over the performance period. For performance awards made in December 2019, if the share price declines during the performance period, the potential vesting is reduced by 50%. This compares to awards made in 2018 where maximum vesting could still be attained if the overall share price declines. In addition, the Committee added objective, formula-based metrics to the short-term incentives paid in 2019 and for 2020 performance objectives.

The Compensation Committee believes these changes enhanced the core design of our executive compensation programs for the remainder of 2019, as it believes the programs continue to retain, attract, when needed, and appropriately incent senior management.

At the 2020 Annual Meeting of Shareholders, we again will hold an annual advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results from this year's and future years' advisory votes on executive compensation, as well as feedback from shareholders through the course of such year.

Because your vote is advisory, it will not be binding upon the Board. However, the Board values shareholders' opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The Board recommends that shareholders vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Cimarex's Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative.

The Board of Directors unanimously recommends a vote FOR the advisory vote to approve executive compensation.

78	2020 Notice of Annual Meeting and Proxy Statement

ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS

ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed KPMG LLP to audit our financial statements for 2020. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of our shareholders and the Company. KPMG LLP has served as our independent auditors since October 1, 2002.

We are asking that shareholders ratify the appointment of KPMG LLP as our independent auditors. If shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. A KPMG LLP representative will be at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as Cimarex's Independent Auditors for 2020.

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG LLP for the audit of Cimarex's annual financial statements for the years ended December 31, 2019 and December 31, 2018, and fees billed for other services rendered by KPMG LLP during those periods:

	Years Ended December 31,
	2019	2018

Audit Fees(1)	$1,258,916	$1,148,580
Audit-Related Fees(2)	$80,895	$30,500
Tax Fees(3)	$225,000	$215,000
All Other Fees	$0	$0

(1)
Audit fees were principally for audit work performed on the consolidated financial statements and internal controls over financial reporting.
(2)
Audit-related fees were principally for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings, e.g., comfort letters and consents and assistance in responding to SEC comment letters.
(3)
Tax fees were principally for services related to tax compliance and reporting and analysis services.

Approval of Audit, Audit-Related and Tax Services

The Audit Committee annually reviews and pre-approves certain categories of audit, audit-related and tax services to be performed by our independent auditors, subject to a specified range of fees. The Audit Committee also may pre-approve specific services. Certain non-audit services as specified by the SEC may not be performed by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members. In the event of any such delegation, any pre-approved decisions will be reported to the Audit Committee at its next scheduled meeting. The services described in the above table were pre-approved by the Audit Committee in 2018 and 2019.

Cimarex Energy Co.	79

ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS

REPORT OF AUDIT COMMITTEE

The Audit Committee on behalf of the Board of Directors monitors: (i) the integrity of the Company's financial statements; (ii) the independent auditors' qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditors; (iv) the appropriateness of the Company's accounting policies; (v) the adequacy of the Company's internal controls; (vi) the Company's compliance with legal and regulatory requirements related to audit matters; (vii) the process related to ongoing litigation matters; (viii) the annual process of estimating and reporting quantities of oil and gas reserves; and (ix) risk oversight. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditor and the management of the Company. All members of the Audit Committee meet the independence, experience and financial literacy requirements of the New York Stock Exchange, the Sarbanes Oxley Act and any rules or regulations promulgated by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.cimarex.com.

Management is responsible for the Company's financial statements, the financial reporting process, and the process of estimating and reporting quantities of oil and gas reserves, including the related systems of internal controls and disclosure controls and procedures. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards, as well as an audit of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes and the Audit Committee uses the Company's internal audit department and (if applicable) independent petroleum engineers to assist with these responsibilities.

The Audit Committee reviewed Cimarex's audited financial statements and supplemental oil and gas reserve information as of and for the year ended December 31, 2019 and met with management, DeGolyer and MacNaughton (an independent petroleum engineering consulting firm) and KPMG LLP, Cimarex's independent registered public accounting firm, to discuss the related information, and the effectiveness of Cimarex's internal control over financial reporting. In addition, the Audit Committee has received from KPMG LLP the communication required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with KPMG LLP their independence from Cimarex and its management. The Audit Committee also discussed with KPMG LLP any matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Cimarex's audited financial statements be included in Cimarex's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

THE AUDIT COMMITTEE

Monroe W. Robertson (Chair)
Kathleen A. Hogenson
Harold R. Logan, Jr.
Frances M. Vallejo

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Cimarex filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Cimarex specifically incorporates the Audit Committee Report by reference.

80	2020 Notice of Annual Meeting and Proxy Statement

GENERAL INFORMATION

GENERAL INFORMATION

Information Available Online

Our Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Ethics and SEC filings are posted on our website at www.cimarex.com. Upon request, we will promptly deliver (free of charge) a copy of our Annual Report on Form 10-K to any shareholder. Direct such requests to our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203, telephone (303) 295-3995 and facsimile (720) 403-9383.

Communications with Cimarex's Directors

Communications from shareholders can be addressed to our Directors by mail in care of our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203 or facsimile (720) 403-9383. All shareholder communications will be forwarded to our Lead Director. In response, the Lead Director may take any action deemed appropriate or necessary, including, without limitation, forwarding the information to the Board for consideration or, with the concurrence of the Board, retaining independent or outside counsel, accountants or other advisors.

Director Nominations for the 2021 Annual Meeting of Shareholders

Shareholders who wish to nominate persons for election as Directors at the 2021 Annual Meeting must submit a timely written notice complying with Cimarex's Bylaws to the Corporate Secretary at Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203 or by facsimile (720) 403-9383. In addition, up to 20 shareholders collectively beneficially owning more than 3% of the Company's outstanding shares for at least three consecutive years may nominate up to two candidates for inclusion in the Company's proxy materials by following the procedures set forth in the proxy access provisions in Article III, Section 2A of our Bylaws (the "Proxy Access Policy"). To be timely, the shareholder's written notice for nominees to be considered by the Nominating and Corporate Governance Committee or proxy access candidate to be included in the proxy statement for the 2021 Annual Meeting must be received between January 6, 2021 and February 5, 2021. In addition, shareholder nominations must comply with the other requirements of Article III, Section 2 or Section 2A, as applicable, of our Bylaws.

Shareholder Proposals for the 2021 Annual Meeting of Shareholders

A proposal to be acted upon at the 2021 Annual Meeting of Shareholders will be acted upon only:

▪
If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal is received by our Corporate Secretary on or before November 24, 2020, and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our bylaws.
▪
If the proposal is not to be included in the proxy statement, pursuant to our bylaws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 6, 2021 and no later than

Cimarex Energy Co.	81

GENERAL INFORMATION

  February 5, 2021, and such proposal is, under Delaware General Corporation Law, an appropriate subject for shareholder action.

▪
If the proposal concerns the nomination of Directors, see "Director Nominations for the 2021 Annual Meeting of Shareholders" above.

Complaint and Reporting Procedures

We have established complaint and reporting procedures that are posted on our website at www.cimarex.com. Any person, whether or not an employee, who has a concern about the conduct of Cimarex or any of our employees, including accounting, internal accounting controls or auditing issues, may, in an anonymous manner, communicate that concern by calling our hotline, 1-866-519-1898. The hotline is available 24 hours a day, seven days a week. Your telephone communication will be transcribed verbatim and such transcription will be e-mailed to a Company representative with authority to investigate the concern.

82	2020 Notice of Annual Meeting and Proxy Statement

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

▪
PROXY MATERIALS AND VOTING INFORMATION

1.  Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by the Board of Directors of Cimarex Energy Co., a Delaware corporation, of proxies to be voted at our 2020 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. The Meeting will take place on May 6, 2020, beginning at 9:00 a.m. Central Daylight Time, at the Hyatt Regency Tulsa, 100 East 2nd Street, Tulsa, Oklahoma 74103.

2.  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cimarex's registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a shareholder of record with respect to these shares. If your shares are held in a brokerage account or bank, broker or other nominee, you are considered the beneficial owner of these shares.

3.  What shares are included on the proxy card?

If you are a shareholder of record, you should receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form. If you receive more than one proxy card, please vote all proxy cards received.

If you are a Cimarex employee, you will receive a proxy or voting instruction card for all the shares you hold in the Cimarex 401(k) Plan. Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 11:59 p.m. Eastern Daylight Time on May 3, 2020.

4.  What different methods can I use to vote?

By Written Proxy.    All shareholders of record can vote by written proxy card. If you are a shareholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet.    All shareholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm your voting instructions have been recorded properly.

Cimarex Energy Co.	83

QUESTIONS AND ANSWERS

Shareholders also may vote on the internet by accessing the website noted on the proxy card. Please have your proxy card when you go to the website. As with telephone voting, you can confirm your voting instructions have been recorded properly.

Beneficial owners may vote by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

5.  What are my voting choices for each of the proposals to be voted on at the 2020 Annual Meeting of Shareholders and what are the voting standards?

Proposal	Voting Choices and Board Recommendation	Voting Standard

Item 1. Election of One Class I	▪ vote in favor of all nominees;	Majority of votes cast
Director and Four Class III	▪ vote in favor of specific nominees;
Directors	▪ vote against all nominees;
▪ vote against specific nominees;
▪ abstain from voting with respect to all nominees; or
▪ abstain from voting with respect to specific nominees.
The Board recommends a vote FOR each of the nominees.

Item 2. Advisory Vote to Approve	▪ vote in favor of the advisory proposal;	Majority of shares
Executive Compensation	▪ vote against the advisory proposal; or	present and entitled to
	▪ abstain from voting on the advisory proposal	vote
The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Item 3. Ratification of the	▪ vote in favor of the ratification;	Majority of shares
Appointment of KPMG LLP as	▪ vote against the ratification; or	present and entitled to
Independent Auditors	▪ abstain from voting on the ratification.	vote
The Board recommends a vote FOR the ratification.

6.  What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items.    The election of Directors and the advisory vote to approve executive compensation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items.    The ratification of the appointment of KPMG LLP as Independent Auditors is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal in their discretion.

84	2020 Notice of Annual Meeting and Proxy Statement

QUESTIONS AND ANSWERS

7.  How are abstentions and broker non-votes counted?

Item 1.Election of One Class I Director and Four Class III Directors.  If you abstain from voting in the election of Directors, you will be treated as not having cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our Bylaws and will have no effect on the outcome of the election of Directors.

Item 2.Advisory Vote to Approve Executive Compensation.  If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 2. Broker non-votes are not considered in the calculation of a majority of shares present and entitled to vote.

Item 3.Ratification of Appointment of KPMG LLP as Independent Auditors.  If you abstain from voting on the ratification of KPMG LLP as Cimarex's Independent Auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 3 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 3. Because Item 3 is a routine matter on which a broker has discretionary authority, no or few broker non-votes likely will result from this Item.

8.  What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

▪
Giving written notice to Cimarex's Corporate Secretary;
▪
Delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the internet in a timely manner; or
▪
Voting by ballot at the Annual Meeting.

9.  Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain shareholders via the internet under the "notice and access" approach permitted by the SEC. On or about March 23, 2020, we will mail to certain of our shareholders a notice of internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of internet availability.

Even if you do not participate in "notice and access," the Notice of Annual Meeting and proxy statement are available on the internet at http://www.allianceproxy.com/cimarex/2020.

10.  Who counts the votes?

Alliance Advisors LLC, our proxy solicitor, will tabulate the votes and, Francis B. Barron, Cimarex's Corporate Secretary, will act as inspector of election.

Cimarex Energy Co.	85

QUESTIONS AND ANSWERS

11.  When will Cimarex announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Shareholders. Cimarex will report the final results in a Current Report on Form 8-K filed with the SEC after the Meeting.

12.  How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired Alliance Advisors LLC to assist with the solicitation of proxies for an estimated fee of $10,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.  What is householding?

As permitted by the Securities Exchange Act of 1934, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless the shareholders have notified Cimarex of their desire to receive multiple copies of the proxy statement. This is known as "householding."

Upon oral or written request, we promptly will deliver a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Direct requests for additional copies for the current year or future years to our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203, telephone (303) 295-3995 and facsimile (720) 403-9383.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Continental Stock Transfer & Trust Company, by phone at (888) 509-5580 or by mail at 1 State Street, 30th Floor, New York, NY 10004-1561, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

14.  How can I vote at the Meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at the Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy, bring the legal proxy with you to the Meeting and hand it in with a signed ballot that will be provided to you at the Meeting. You will not be able to vote your shares at the Meeting without a legal proxy. If you do not have a legal proxy, you can still attend the Meeting. We encourage you to vote your shares in advance, even if you intend to attend the Meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Meeting and vote in person or legally appoint another proxy to vote on your behalf.

86	2020 Notice of Annual Meeting and Proxy Statement

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CIMAREX ENERGY CO. The undersigned appoints Thomas E. Jorden and Francis B. Barron as proxies, with power to act without the other and with power of substitution, and authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Cimarex Energy Co. held of record by the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Shareholders to be held at the Hyatt Regency Tulsa, 100 East 2nd Street, Tulsa, Oklahoma 74103, on May 6, 2020, at 9:00 a.m., Central Daylight Time, or any adjournment thereof. For participants in the Cimarex 401(k) Plan, this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received prior to 11:59 p.m., Eastern Daylight Time, on May 3, 2020, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as shares were voted by other Plan participants. (Continued, and to be marked, dated and signed, on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 6, 2020. The Proxy Statement and our 2019 Annual Report to Shareholders are available at: http://www.allianceproxy.com/cimarex/2020

Please mark your votes like this THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE NOMINEES LISTED UNDER ITEM 1, AND “FOR” ITEMS 2 AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote “FOR” all the nominees listed under Item 1 and “FOR” Items 2 and 3. FOR AGAINST ABSTAIN 2. Advisory vote to approve executive compensation 1. Election of one Class I director: FOR AGAINST ABSTAIN (01) Kathleen A. Hogenson Election of four Class III directors: (02) Paul N. Eckley (03) Thomas E. Jorden (04) Floyd R. Price (05) Frances M. Vallejo 3. Ratify the appointment of KPMG LLP as our independent auditors for 2020 I plan on attending the meeting NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such. Signature Signature (if held jointly) Date: , 2020 CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CIMAREX ENERGY CO. As a shareholder of Cimarex Energy Co., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2020. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/XEC Have your proxy card available when you access the above •website. Follow the prompts to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.